AGREEMENT OF LEASE

                                     between

                              Kingston Andrita LLC,

                                    Landlord

                                       and

                       Playboy Entertainment Group, Inc.,

                                     Tenant

                         Dated as of September 20, 2001

                                    Premises

                  3030 Andrita Street, Los Angeles, California

Neither this draft lease, nor any other draft lease, nor any correspondence, writings, communications or other documents delivered or exchanged between Landlord and Tenant shall be deemed to be an offer or agreement to lease or to enter into a lease, on the terms set forth herein or otherwise and no lease, or agreement to lease, shall be binding on either party except and until as set forth in Section 35.15 of this draft.

                                                                            Page

ARTICLE 1 DEMISE OF PREMISES AND DURATION OF LEASE ........................   1

      Section 1.1.      Demise of Premises ................................   1
      Section 1.2.      Duration of Lease .................................   1
      Section 1.3.      Existing Leases ...................................   2

ARTICLE 2 RENT ............................................................   4

      Section 2.1.      Time and Place of Payment .........................   4
      Section 2.2.      Base Rent .........................................   4
      Section 2.3.      Proration of Base Rent ............................   8
      Section 2.4.      Abatement, Deduction, Counterclaim and Offset .....   8
      Section 2.5.      All Amounts Deemed Rent ...........................   8

ARTICLE 3 IMPOSITIONS .....................................................   8

      Section 3.1.      Payment of Impositions ............................   8
      Section 3.2.      Income or Franchise Tax of Landlord ...............  10
      Section 3.3.      Evidence of Payment ...............................  10
      Section 3.4.      Apportionment of Impositions ......................  10
      Section 3.5.      Contest of Real Property Tax Assessments
                        and Impositions ...................................  11

ARTICLE 4 Intentionally Omitted ...........................................  12

ARTICLE 5 LATE CHARGES ....................................................  12

ARTICLE 6 INSURANCE .......................................................  13

      Section 6.1.      Insurance Requirements ............................  13
      Section 6.2.      Additional Insureds ...............................  17
      Section 6.3.      Policy Limits Review ..............................  17
      Section 6.4.      Treatment of Proceeds .............................  17
      Section 6.5.      Insurance Carriers and Form of Policies ...........  18
      Section 6.6.      Payment of Premiums ...............................  18
      Section 6.7.      Cooperation in Collection of Proceeds .............  18
      Section 6.8.      Intentionally omitted .............................  18
      Section 6.9.      Waiver of Subrogation .............................  18
      Section 6.10.     Compliance With Policy Requirements ...............  18
      Section 6.11.     Required Insurance Policy Clauses .................  19
      Section 6.12.     Landlord's Insurance ..............................  19

ARTICLE 7 DAMAGE, DESTRUCTION AND RESTORATION .............................  19

      Section 7.1.      Notice to Landlord ................................  19
      Section 7.2.      Casualty Restoration ..............................  19
      Section 7.3.      Termination Options ...............................  20
      Section 7.4.      Repair Delays .....................................  21
      Section 7.5.      Effect of Casualty on this Lease ..................  21
      Section 7.6.      Waiver of Rights Under Statute ....................  21

ARTICLE 8 CONDEMNATION ....................................................  21

      Section 8.1.      Substantial Taking ................................  21
      Section 8.2.      Less Than A Substantial Taking ....................  22
      Section 8.3.      Temporary Taking ..................................  23
      Section 8.4.      Right to Terminate at End of Term .................  23
      Section 8.5.      Termination Pursuant to This Article ..............  23
      Section 8.6.      Disputes ..........................................  23
      Section 8.7.      Collection of Awards ..............................  23
      Section 8.8.      Separate Claim ....................................  24
      Section 8.9.      Waiver by Tenant ..................................  24
      Section 8.10.     Fee Mortgage ......................................  24

ARTICLE 9 ASSIGNMENT, TRANSFER AND SUBLETTING .............................  24

      Section 9.1.      No Right to Assign, Transfer ......................  24
      Section 9.2.      Permitted Assignments and Sublettings .............  24
      Section 9.3.      Collection of Rent by Landlord ....................  27
      Section 9.4.      Permitted Licenses ................................  27
      Section 9.5.      Sublease/License Assignment .......................  28
      Section 9.6.      Required Sublease Clauses .........................  28
      Section 9.7.      Landlord's Sale or Conveyance .....................  28

ARTICLE 10 MORTGAGES ......................................................  29

      Section 10.1.     Tenant's Right to Mortgage ........................  29
      Section 10.2.     Landlord's Right to Mortgage ......................  30
      Section 10.3.     Subordination .....................................  31

ARTICLE 11 LANDLORD'S AND TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS;
           UTILITIES ......................................................  32

      Section 11.1.     Maintenance of the Premises, Etc. .................  32
      Section 11.2.     Free of Dirt, Etc. ................................  33
      Section 11.3.     No Obligation to Supply Utilities .................  33
      Section 11.4.     Window Cleaning ...................................  33

ARTICLE 12 CHANGES, ALTERATIONS AND ADDITIONS .............................  33

      Section 12.1.     Tenant's Right to Make Alterations ................  33
      Section 12.2.     No Reduction in Value of Premises .................  33
      Section 12.3.     Compliance with Governmental Requirements .........  33
      Section 12.4.     Insurance Requirements ............................  33
      Section 12.5.     Contractor's Bond .................................  34
      Section 12.6.     Removal ...........................................  34
      Section 12.7.     Exterior Signs ....................................  34

ARTICLE 13 REQUIREMENTS OF GOVERNMENTAL AUTHORITIES .......................  35

      Section 13.1.     Obligation to Comply With Requirements ............  35
      Section 13.2.     Contest of Requirements by Tenant .................  35
      Section 13.3.     Sharing of Costs ..................................  36

ARTICLE 14 DISCHARGE OF LIENS; BONDS ......................................  36

      Section 14.1.     Creation of Liens .................................  36
      Section 14.2.     Discharge of Liens ................................  37
      Section 14.3.     No Authority to Contract in Name of Landlord;
                        Notice of Completion ..............................  37

ARTICLE 15 LANDLORD'S WORK ................................................  37

      Section 15.1.     Landlord's Work ...................................  37
      Section 15.2.     No Representations as to Premises .................  44
      SECTION 15.3.(a)  Unused Playboy Allowance ..........................  44
      Section 15.4.     Landlord's Costs ..................................  48
      Section 15.5.     Disputes ..........................................  48

ARTICLE 16 LIMITATION OF LANDLORD'S LIABILITY .............................  48

ARTICLE 17 INDEMNIFICATION OF LANDLORD AND TENANT .........................  49

      Section 17.1.     Tenant's Obligation to Indemnify ..................  49
      Section 17.2.     Contractual Liability .............................  50
      Section 17.3.     Landlord's Obligation to Indemnify ................  50
      Section 17.4.     Defense of Claim, Etc. ............................  50
      Section 17.5.     Survival Clause ...................................  50

ARTICLE 18 RIGHT OF ENTRY AND INSPECTION ..................................  50

      Section 18.1.     Permission to Enter Premises ......................  50
      Section 18.2.     No Liability of Landlord for Disturbance ..........  51

ARTICLE 19 PARTY'S RIGHT TO PERFORM THE OTHER'S COVENANTS .................  51

      Section 19.1.     Landlord's Right to Perform Tenant's Obligations ..  51
      Section 19.2.     Alterations .......................................  51
      Section 19.3.     Right to Reimbursement ............................  52
      Section 19.4.     Discharge of Liens ................................  52
      Section 19.5.     Reimbursement For Amounts Paid by Landlord
                        Pursuant to this Article ..........................  52
      Section 19.6.     Waiver, Release and Assumption of Obligations .....  52
      Section 19.7.     Proof of Damages ..................................  52
      Section 19.8.     Tenant's Right to Perform Landlord's Obligations ..  52
      Section 19.9.     Amounts owed by Landlord to Tenant ................  53

ARTICLE 20 PERMITTED USE; NO UNLAWFUL OCCUPANCY ...........................  53

      Section 20.1.     Type of Use .......................................  53
      Section 20.2.     Prohibited Uses ...................................  53
      Section 20.3.     Restriction of Public Use .........................  53
      Section 20.4.     Hazardous Materials ...............................  54

ARTICLE 21 EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES, ETC. .....  56

      Section 21.1.     Events of Default .................................  56
      Section 21.2.     Enforcement of Performance ........................  58
      Section 21.3.     Remedies ..........................................  58
      Section 21.4.     Intentionally Omitted .............................  59
      Section 21.5.     Intentionally Omitted .............................  59
      Section 21.6.     Receipt of Monies after Notice or Termination .....  59
      Section 21.7.     Waiver of Service .................................  60
      Section 21.8.     Strict Performance ................................  60
      Section 21.9.     Landlord's Right to Enjoin Defaults or
                        Threatened Defaults ...............................  60
      Section 21.10.    Tenant's Payment of All Costs and Expenses ........  60
      Section 21.11.    Rights and Remedies Cumulative ....................  61

ARTICLE 22 NOTICES ........................................................  61

      Section 22.1.     All Notices, Communications, etc., in Writing .....  61
      Section 22.2.     Service ...........................................  61

ARTICLE 23 Intentionally Omitted ..........................................  62

ARTICLE 24 Intentionally Omitted ..........................................  62

ARTICLE 25 EXCAVATIONS AND SHORING ........................................  62

ARTICLE 26 CERTIFICATE OF TENANT AND LANDLORD .............................  62

ARTICLE 27 CONSENTS AND APPROVALS .........................................  62

      Section 27.1.     Effect of Granting or Failure to Grant
                        Approvals or Consents .............................  62
      Section 27.2.     Remedy for Refusal to Grant Consent or
                        Approval ..........................................  63

ARTICLE 28 SURRENDER AT END OF TERM .......................................  63

ARTICLE 29 NO OTHER AGREEMENTS ............................................  64

ARTICLE 30 QUIET ENJOYMENT ................................................  64

ARTICLE 31 ARBITRATION ....................................................  64

      Section 31.1.     Notice ............................................  64
      Section 31.2.     Arbitration Procedure .............................  65
      Section 31.3.     Article 27 Arbitrations ...........................  65
      Section 31.4.     Article 15 Arbitrations ...........................  65
      Section 31.5.     Power of Arbitrators ..............................  65

ARTICLE 32 INVALIDITY OF CERTAIN PROVISIONS ...............................  66

ARTICLE 33 NO RECORDING OF LEASE ..........................................  66

ARTICLE 34 CERTAIN DEFINITIONS ............................................  66

ARTICLE 35 MISCELLANEOUS ..................................................  68

      Section 35.1.     Captions ..........................................  68
      Section 35.2.     Table of Contents .................................  68
      Section 35.3.     Reference to Landlord and Tenant ..................  68
      Section 35.4.     Relationship of Landlord and Tenant ...............  68
      Section 35.5.     Person Acting on Behalf of a Party ................  68
      Section 35.6.     Landlord's Liability ..............................  68
      Section 35.7.     Landlord's Remedies Cumulative ....................  68
      Section 35.8.     No Termination ....................................  69
      Section 35.9.     No Third Party Beneficiary ........................  69
      Section 35.10.    Waiver, Modification, Etc. ........................  69
      Section 35.11.    Governing Law .....................................  69
      Section 35.12.    Successors and Assigns ............................  69
      Section 35.13.    Broker ............................................  69
      Section 35.14.    Landlord as Contract Vendee .......................  70
      Section 35.15.    Submission not an Offer ...........................  70
      Section 35.16.    Counterparts ......................................  70

ARTICLE 36 RIGHT OF FIRST OFFER ...........................................  70

      Section 36.1.     Landlord to Offer Premises to Tenant ..............  70
      Section 36.2.     Tenant's Exercise of Right ........................  71
      Section 36.3.     Tenant's Additional Right .........................  71
      Section 36.4.     Certain Transfers Excluded ........................  71
      Section 36.5.     Right Terminates ..................................  72
      Section 36.6.     Release ...........................................  72

Exhibit "A"  Description of Land

Exhibit "B"  Title Matters

Exhibit "C"  Directrix Sublease

Exhibit "D"  Directrix SNDA

Exhibit "E"  Landlord's Work

Exhibit "E-1"  Studio A Operational Condition

Exhibit "E-2"  Work in Excess of the Work Letter Standard

Exhibit "E-3"  Proposed Construction Contract Provisions

Exhibit "F"  Studio A Floor Plan

Exhibit "F-1"  Master Control Room Floor Plan

Exhibit "F-2"  Dressing Room and Control Room Areas Floor Plan

Exhibit "F-3"  Substitute FX Space

Exhibit "F-4" FX Space and Tanna Space

Exhibit "G"  License Agreement Form

Exhibit "H"  Form of SNDA from Landlord's Mortgagee

Exhibit "I"  Article 15 Arbitrators

Exhibit "J"  Insurance for Landlord's Work

Exhibit "K"  Assignment and Assumption Agreement

Exhibit "L"  Property Tenant May Remove

Exhibit "M"  Form of Guaranty

      AGREEMENT OF LEASE, made as of the 20th day of September, 2001, between KINGSTON ANDRITA LLC, as landlord ("Landlord"), a Delaware limited liability company having an office c/o Kingston Investors Corp., 135 East 57th Street, New York, New York 10021, and PLAYBOY ENTERTAINMENT GROUP, INC., as tenant ("Tenant"), a Delaware corporation, having an office at 9242 Beverly Boulevard, Beverly Hills, California 90210.

                              W I T N E S S E T H:

      It is hereby mutually covenanted and agreed by and between the parties that this Lease is made upon the terms, covenants and conditions hereinafter set forth.

                                    ARTICLE 1
                    DEMISE OF PREMISES AND DURATION OF LEASE

      Section 1.1. Demise of Premises. (a) Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord all those certain parcels of land located in Los Angeles, California, more particularly described in Exhibit "A", annexed hereto and made a part hereof, together with all buildings, structures and improvements, if any, situate thereon and all easements, appurtenances and other rights pertaining thereto (collectively, the "Building") ("Premises") and further subject to those matters affecting title ("Title Matters") set forth in Exhibit "B", annexed hereto and made a part hereof.

      Section 1.2. Duration of Lease.

      (a) The term of this Lease ("Term") shall commence on the earliest of (i) the date on which Tenant or Directrix, Inc. ("Directrix") first takes possession and uses or occupies all or any portion of the Premises for the conduct of business (the "First Possession Date"), and (ii) the date (the "Studio A Delivery Date") on which that certain studio, as more particularly described in Exhibit F attached hereto, ("Studio A") first is in "operational condition" (as determined pursuant to Article 15 below), and (iii) the date (the "Substantial Completion Date") the Premises shall first be available for occupancy as determined pursuant to Section 1.2(b) below (the earliest of the First Possession Date, the Studio A Delivery Date and the Substantial Completion Date being hereinafter referred to as the "Commencement Date"), and shall end on the day preceding the fifteenth (15th) anniversary of the Substantial Completion Date (the "Expiration Date") or until such term shall sooner cease and terminate as herein provided. When the Commencement Date has been determined, at Landlord's or Tenant's request, Landlord and Tenant shall within ten (10) days after such request, execute a written agreement, in form reasonably satisfactory to Landlord and Tenant, confirming the Commencement Date. Any failure of Landlord or Tenant to send, or Landlord or Tenant to execute, such written agreement shall not affect the validity of the Commencement Date as fixed and determined pursuant to the terms and conditions of this Lease.

      (b) For the purposes of this Lease, the Premises shall be conclusively deemed "available for occupancy" on the date upon which Landlord's Work (as defined in Article 15 hereof) shall be substantially completed (other than with respect to the Tanna Space and the FX Space), as determined in accordance with the provisions of Article 15.

      (c) Tenant shall accept possession of the Premises in its "as is" condition, subject only to (i) the completion by Landlord of Landlord's Work substantially in accordance with the Construction Drawings, (ii) Landlord's obligation to complete any incomplete or defective work, to the extent provided in Section 15.1(d) below, (iii) Landlord's correction of latent defects of which Landlord receives notice within one (1) year following the Commencement Date, and (iv) subject to the immediately following sentence, Landlord's correction of defects in Landlord's Work which are covered by any warranty obtained by Landlord (but only for so long as such defects are covered by such warranty and for so long as Landlord is entitled to enforce such warranty). To the extent that the same are assignable to Tenant, Landlord shall require that any warranties obtainable by Landlord with respect to Landlord's Work be assigned to Tenant (other than warranties that relate to portions of Landlord's Work that are covered by Landlord's maintenance and repair obligations under Article 11 below), and Landlord shall use commercially reasonable efforts to cause such warranties to be assignable to Tenant (if there will be an additional cost in order to have any of such warranties be assignable to Tenant, Landlord will advise Tenant of the same, and if Tenant is not willing to either pay such fee directly or have the same included in the cost of Landlord's Work, then Landlord shall not be obligated to have the warranty in question made assignable to Tenant). Except as expressly set forth in this Lease, Landlord shall be under no obligation to make any changes, improvements, or alterations to the Premises other than Landlord's Work. The taking of occupancy of the whole or any part of the Premises by Tenant (other than Studio A only prior to the Substantial Completion Date) shall be conclusive evidence as against Tenant that Tenant shall have accepted possession of the Premises and that the Premises shall be in good and satisfactory condition at the time such occupancy shall be so taken, subject to the provisions of subsections (ii), (iii) and (iv) above in this paragraph.

      Section 1.3. Existing Leases. (a) (b)Notwithstanding anything in Exhibit B, Landlord shall not assign to Tenant and Tenant shall not assume the lease with Tanna Productions, Inc. ("Tanna") which is disclosed on Exhibit B (the "Tanna Lease"). Landlord represents that the Tanna Lease is on a month-to-month basis and, to Landlord's knowledge, has been terminated as a result of a default by Tanna prior to the date hereof. Landlord also represents that, to its knowledge, its predecessor-in-interest shall have commenced unlawful detainer proceedings to evict Tanna from the Tanna Space prior to Landlord's acquisition of fee title to the Premises. Promptly following its acquisition of fee title to the Premises, Landlord shall continue such proceedings (or commence such proceedings if the same shall not have been commenced) and shall use commercially reasonable efforts to cause Tanna to vacate and surrender the Tanna Space. It is understood that Landlord's Work shall be deemed to be substantially completed whether or not Landlord shall have succeeded in causing Tanna to vacate the Tanna Space or shall have substantially completed Landlord's Work, if any, with respect to the Tanna Space. If Landlord shall not have succeeded in causing Tanna to vacate and surrender the Tanna Space by the Substantial Completion Date, then the term of this Lease with respect to the Tanna Space shall not commence until Landlord delivers possession of the Tanna Space to Tenant (either vacant or subject to the occupancy of FX as provided in Section 1.3(c) below) with Landlord's Work, if any, with respect thereto substantially completed, but the terms and conditions of this Lease otherwise shall not be affected by such later delivery of the Tanna Space.

      (c) Tenant acknowledges that it may accept possession of the Premises subject to the continued occupancy of Creature FX ("FX"), whose lease also is disclosed in Exhibit B attached hereto (the "FX Lease"), and a copy of which has been provided to Tenant prior to the date hereof. Tenant acknowledges that a portion of the Premises which currently is leased to FX under the FX Lease (the "FX Space") is included in Studio A as the area designated as a dressing room on Exhibit F-2. Landlord represents that such lease is on a month-to-month basis. Simultaneously with the execution of this Lease, Landlord and Tenant shall enter into an assignment and assumption agreement with respect to the lease of such tenant substantially in the form of Exhibit K attached hereto, which shall provide for such assignment to be effective as of the Commencement Date. Notwithstanding the foregoing, Tenant acknowledges that, prior to the Commencement Date, Landlord shall elect, in its sole discretion, either to relocate Creature FX to that portion of the Tanna Space that is indicated on Exhibit F-3 (which may involve a reduction in rent) or to terminate the FX Lease, all without any liability to Tenant with respect thereto. If Landlord elects to terminate the FX Lease, Landlord shall use commercially reasonable efforts to cause FX to vacate and surrender its premises upon such termination, and if Landlord elects to relocate FX as provided above, Landlord shall use commercially reasonable efforts to cause FX to relocate to the substituted space. It is understood that Studio A shall be deemed to be in operational condition (as determined pursuant to Article 15 below), and Landlord's Work shall be deemed to be substantially completed, whether or not Landlord shall have succeeded in causing FX to vacate the FX Space. If Landlord shall not have succeeded in causing FX to vacate and surrender the FX Space by the date on which Studio A shall be deemed to be in operational condition, then the term of this Lease with respect to the FX Space shall not commence until Landlord delivers vacant possession of the FX Space to Tenant with Landlord's Work, if any, with respect thereto substantially completed and Landlord shall provide other temporary space (e.g., a trailer or other space within the Premises) to Tenant for use as a dressing room as a temporary substitute for the FX Space until Landlord so delivers vacant possession of the FX Space to Tenant, but the terms and conditions of this Lease otherwise shall not be affected by such later delivery of the FX Space. If Landlord elects to use other space within the Premises as temporary dressing room facilities, the space within the Premises to be used for such purposes shall be subject to Tenant's prior approval, which shall not be unreasonably withheld or delayed.

      (d) Notwithstanding anything in Exhibit B, Landlord shall not assign to Tenant and Tenant shall not assume the lease with Home Box Office ("HBO") which also is disclosed in Exhibit B (the "HBO Lease"), the term of which is scheduled to expire on September 30, 2001 (the "HBO Lease Expiration Date). If HBO fails to vacate and surrender the premises demised to it under the HBO Lease on or before the HBO Lease Expiration Date, Landlord shall use commercially reasonable efforts to cause HBO to vacate and surrender such premises. Landlord's Work shall not be deemed substantially complete so long as HBO is in possession of any portion of the Premises.

      (e) To the best of Landlord's knowledge, there are no leases in effect as of the date hereof with respect to the Premises, except as set forth above in this Section 1.3. The Tanna Space and the FX Space are as set forth in Exhibit F-4 attached hereto.

                                    ARTICLE 2
                                      RENT

      Section 2.1. Time and Place of Payment. Tenant shall pay, without notice or demand, all Base Rent (as hereinafter defined) to Landlord in currency of the United States or other customary commercial manner, at the office of Landlord set forth above, or by wire transfer to such account as Landlord may from time to time direct by notice to Tenant, or to such other place or account as Landlord directs by notice to Tenant, payable in advance on the first day of each calendar month.

      Section 2.2. Base Rent. Tenant shall pay to Landlord an annual rent ("Base Rent") as follows:

      (a) If either (i) the Studio A Delivery Date is the Commencement Date or
(ii) as a result of Tenant's or Directrix' use or occupancy of Studio A (but no other portion of the Premises) for the conduct of business prior to Studio A being in operational condition, the First Possession Date is the Commencement Date, then, for the period commencing thirty (30) days after the Commencement Date and ending upon the last day of the Office Abatement Period (as defined below), Tenant shall pay to Landlord Base Rent with respect to Studio A in the amount of $39,047.63 per month, payable in advance.

      (b) Commencing on the earlier to occur of (i) the Substantial Completion Date and (ii) the date on which Tenant or Directrix commences to occupy any portion of the Premises (other than Studio A and the Master Control Room, as defined below) for the conduct of business (such earlier date being the "Premises Base Rent Commencement Date"), Tenant shall pay Base Rent with respect to the Premises (including Studio A) as follows:

            (i) for the period beginning on the Premises Base Rent Commencement Date and ending on the day preceding the first anniversary of the Substantial Completion Date (such period being the first "Lease Year" and each successive twelve month period thereafter also being referred to herein individually as a "Lease Year" and collectively as "Lease Years", i.e., the second Lease Year shall commence on the first anniversary of the Substantial Completion Date, the third Lease Year shall commence on the second anniversary of the Substantial Completion Date, etc.), $2,070,249.41 per annum, payable in advance in equal monthly installments of $172,520.78;

            (ii) for the second Lease Year, $2,132,356.89 per annum, payable in advance in equal monthly installments of $177,696.41;

            (iii) for the third Lease Year, $2,196,327.60 per annum, payable in advance in equal monthly installments of $183,027.30;

            (iv) for the fourth Lease Year, $2,262,217.43 per annum, payable in advance in equal monthly installments $188,518.12;

            (v) for the fifth Lease Year, $2,330,083.95 per annum, payable in advance in equal monthly installments of $194,173.66;

            (vi) for the sixth Lease Year, $2,399,986.47 per annum, payable in advance in equal monthly installments of $199,998.87;

            (vii) for the seventh Lease Year, $2,471,986.06 per annum, payable in advance in equal monthly installments of $205,998.84;

            (viii) for the eighth Lease Year, $2,546,145.64 per annum, payable in advance in equal monthly installments of $212,178.80;

            (ix) for the ninth Lease Year, $2,622,530.01 per annum, payable in advance in equal monthly installments of $218,544.17;

            (x) for the tenth Lease Year, $2,701,205.91 per annum, payable in advance in equal monthly installments of $225,100.49; and

            (xi) for the eleventh through fifteenth Lease Years, a rate per annum equal to $2,971,326.51 per annum, payable in advance in equal monthly installments of $247,610.54.

Anything to the contrary provided for hereinabove notwithstanding, so long as no Event of Default shall then be outstanding, Tenant shall not be obligated to pay the Base Rent provided for above in this Section 2.2(b) for that thirty (30) day period of time commencing on the Premises Base Rent Commencement Date (such 30 day period being the "Office Abatement Period"). Tenant shall, however, continue to be obligated during such Office Abatement Period to pay the Base Rent with respect to Studio A pursuant to paragraph 2.2 (a) above and with respect to the Master Control Room pursuant to paragraph 2.2(c) below and any and all Additional Rent and other charges payable by Tenant hereunder in accordance with the terms of this Lease during such period.

      (c) In the event that Tenant commences to use or occupy that portion of the Premises described in the floor plan attached hereto as Exhibit F-1 (the "Master Control Room") for any purpose (including any work to be performed by Tenant or Directrix therein) prior to the Premises Base Rent Commencement Date (the date on which Tenant so commences to use or occupy the Master Control Room being the "Master Control Room Rent Start Date", which date may be no earlier than the Studio A Delivery Date), then for the period beginning thirty (30) days after the Master Control Room Rent Start Date and ending upon the last day of the Office Abatement Period, Tenant shall pay Base Rent with respect to the Master Control Room in an amount equal to $25,000 per month, payable in advance.

      (d) (i) If for any reason Studio A shall not be in operational condition, as determined in accordance with the provisions of Article 15, on or prior to February 15, 2002, then, as Tenant's sole and exclusive remedy therefor (but subject to Subsection 2.2(d)(iii) below), Tenant may procure (x) the right to use comparable substitute studio space for its use, and (y) the same services with respect to such substitute studio space as would be provided to Tenant with respect to Studio A pursuant to a certain proposed Master Services Agreement between Tenant and Directrix substantially in the form that was delivered to Landlord's attorneys by Directrix by email on September 15, 2001 (the "Service Agreement"). Provided that the charges for such use of such substitute space and for such services shall be commercially reasonable, Landlord shall, within fifteen (15) days after its receipt of reasonable evidence of such cost (but not more often than once in any thirty (30) day period), reimburse Tenant for (1) the excess cost, if any, for such use of the substitute space over the Rent that Tenant would have paid with respect to Studio A under this Lease for the same period had the Studio A Delivery Date occurred on February 15, 2002 and (2) the excess cost, if any, for such services for the substitute space over the cost that Tenant would incurred for such services had they been provided by Directrix pursuant to the Service Agreement with respect to Studio A for the same period had the Studio A Delivery Date occurred on February 15, 2002 (it being understood that Landlord's reimbursement obligations pursuant to this paragraph shall apply with respect to the period from and after February 15, 2002 through the Studio A Delivery Date only). Notwithstanding the foregoing, the February 15, 2002 date set forth above shall be postponed by one day for each day that Landlord is prevented from causing Studio A to be in operational condition by reason of Unavoidable Delay or Tenant Delay (as such terms are defined below).

      If for any reason Studio A shall not be in operational condition, as determined in accordance with the provisions of Article 15, on or prior to June 1, 2002, then, as Tenant's sole and exclusive remedy therefor (but subject to Subsection 2.2(d)(iii) below), Tenant may terminate this Lease upon written notice to Landlord ("Tenant's Notice"), which must be given after June 1, 2002 and received by Landlord on or before June 15, 2002, time being of the essence. If Tenant so elects to terminate this Lease, the same will be deemed cancelled and terminated upon Landlord's receipt of Tenant's Notice and neither party shall have any further liability to the other hereunder, except pursuant to those provisions of this Lease that expressly survive its expiration or sooner termination and except that Tenant shall surrender that portion of the Premises, if any, then occupied by Tenant on or before June 30, 2002, in vacant and broom clean condition with all of its personal property removed, as if such date were the Expiration Date, and Article 28 below shall apply in the event that Tenant fails to so surrender possession of the Premises. Notwithstanding the foregoing, if Landlord causes Studio A to be in operational condition prior to June 15, 2002, Tenant's Notice shall be null and void and of no force or effect and this Lease shall remain in full force and effect. All of the dates set forth above in this paragraph, however, shall be postponed by one day for each day that Landlord is prevented from causing Studio A to be in operational condition by reason of Unavoidable Delay or Tenant Delay.

            (ii) If for any reason Landlord shall not have substantially completed, as determined in accordance with the provisions of Article 15, Landlord's Work on or prior to June 15, 2002, then, as Tenant's sole and exclusive remedy therefor (but subject to Subsection 2.2(d)(iii) below), notwithstanding anything to the contrary contained in Section 2.4 below, the Office Abatement Period shall be extended by one (1) day for each day after June 15, 2002 through December 31, 2002 that Landlord's Work is not so substantially completed; provided, however, that the foregoing dates shall be postponed by one
(1) day for each day that Landlord is prevented from performing such Landlord's Work by reason of Unavoidable Delay or Tenant Delay.

            If for any reason Landlord shall not have substantially completed, as determined in accordance with the provisions of Article 15, Landlord's Work on or prior to December 31, 2002, then, as Tenant's sole and exclusive remedy therefor (but subject to Subsection 2.2(d)(iii) below), Tenant may terminate this Lease upon written notice to Landlord ("Tenant's Notice"), which must be given after December 31, 2002 and received by Landlord on or before January 15, 2003, time being of the essence. If Tenant so elects to terminate this Lease, the same will be deemed cancelled and terminated upon Landlord's receipt of Tenant's Notice and neither party shall have any further liability to the other hereunder, except pursuant to those provisions of this Lease that expressly survive its expiration or sooner termination and except that Tenant shall surrender that portion of the Premises, if any, then occupied by Tenant on or before January 31, 2003, in vacant and broom clean condition with all of its personal property removed, as if such date were the Expiration Date, and Article 28 below shall apply in the event that Tenant fails to so surrender possession of the Premises. Notwithstanding the foregoing, if Landlord substantially completes Landlord's Work prior to January 15, 2003, Tenant's Notice shall be null and void and of no force or effect and this Lease shall remain in full force and effect. All of the dates set forth above in this paragraph, however, shall be postponed by one day for each day that Landlord is prevented from performing such Landlord's Work by reason of Unavoidable Delay or Tenant Delay.

            (iii) Notwithstanding the foregoing provisions of this Section 2.2(d), if Landlord willfully refuses to perform Landlord's Work, then Tenant shall have such remedies as are available to Tenant at law and in equity and shall not be limited to those remedies specified above in this Section 2.2(d). This paragraph shall survive the termination of this Lease.

            (iv) Reference is made to that certain letter agreement of even date herewith between Landlord and Tenant (the "Letter Agreement") pursuant to which Landlord has agreed to indemnify Tenant for certain costs and expenses with respect to Tenant's occupancy of the Existing Space (as defined in the Letter Agreement), in accordance with and subject to the terms and conditions set forth in the Letter Agreement. Notwithstanding the foregoing provisions of this
Section 2.2(d), Landlord shall have such obligations to Tenant as are set forth in the Letter Agreement in addition to the remedies specified above in this
Section 2.2(d). This paragraph shall survive the termination of this Lease.

      (e) Notwithstanding the foregoing, the Base Rent payable pursuant to
Section 2.2(b) shall be increased by as follows:

            (i) The Base Rent payable with respect to the first Lease Year only shall be increased by an amount equal to accrued interest on Landlord's share of the Shared Excess (as defined in Article 15 below) ("Landlord's Share"), at the rate of fifteen percent (15%) per annum compounded monthly on any advances of Landlord's Share from the date of each such advance by Landlord until the day following the last day of the Office Abatement Period; and

            (ii) The Base Rent payable with respect to each Lease Year (including the first Lease Year) shall be increased by an annual amount equal to interest on Landlord's Share at the rate of fifteen percent (15%) per annum.

For purposes of the calculations to be made pursuant to this Section 2.2(e) only, Landlord's share of that portion of the Shared Excess which is attributable solely to the Playboy Office Space (as defined in Section 15.3(e) below) shall be deemed to be one-third of such portion of the Shared Excess, notwithstanding anything in Section 15.3(e) below to the contrary. Tenant acknowledges that the abatement of Base Rent which is provided for in the last paragraph of Section 2.2(b) above shall not apply to the Base Rent which is payable pursuant to this Section 2.2(e). At Landlord's or Tenant's request, Landlord and Tenant will execute an agreement setting forth the increase in the Base Rent which is payable pursuant to this Section 2.2(e). Tenant's failure or refusal to sign such agreement shall in no event affect Landlord's determination of the same. Any disputes between the parties regarding the increase in Base Rent payable pursuant to this Section 2.2(e) shall be resolved by arbitration in accordance with Article 31 below.

      Section 2.3. Proration of Base Rent. If the day on which Tenant's obligation to pay any Base Rent commences is other than the first day of a calendar month, and if the Expiration Date is other than the last day of the last calendar month to occur in the Term, Base Rent in question for the calendar month in which such obligation of Tenant to commence the payment of such Base Rent commences or the Expiration Date occurs shall be prorated.

      Section 2.4. Abatement, Deduction, Counterclaim and Offset. All sums, costs, expenses or deposits which Tenant is obligated, pursuant to any of the provisions of this Lease, to pay or deposit (collectively, "additional rent" or "Additional Rent"), shall be paid by Tenant as additional rent. It is the purpose and intention of Landlord and Tenant that, except as otherwise expressly set forth in this Lease to the contrary, there shall be no abatement, diminution, reduction, deduction, counterclaim, set-off or offset whatsoever.

      Section 2.5. All Amounts Deemed Rent. All of the amounts payable by Tenant pursuant to this Lease, including, without limitation, Base Rent, Impositions (as defined in Section 3.1) and Additional Rent (collectively, "Rent") shall be deemed rent under this lease and, in the event of Tenant's failure to pay Rent or any portion thereof, Landlord (in addition to all other rights and remedies) shall have all of the rights and remedies provided for herein or by law in the case of non-payment of Base Rent.

                                    ARTICLE 3
                                   IMPOSITIONS

      Section 3.1. Payment of Impositions.

      (a) Obligation to Pay Impositions. Tenant shall pay, as Additional Rent, in the manner provided in Section 3.1(b) hereof, all Impositions (as hereinafter defined) that at any time (i) are assessed, levied, confirmed, imposed upon, or grow out of, become due and payable out of, or in respect of, or are charged with respect to, the Premises or any document to which Tenant is a party creating or transferring an interest or estate in the use and occupancy thereof by Tenant, or this transaction, and (ii) are encumbrances or liens on (A) the Premises or (B) the sidewalks or streets in front of or adjoining the Premises, or (C) any other appurtenances of the Premises, or (D) any personal property or other facility located on and used in the operation of the Premises or (E) Rent (or any portion thereof) payable by Tenant hereunder.

      (b) Payments of Impositions. Landlord shall advise Tenant, by a written statement of any Impositions (the "Statement"), at least thirty (30) days prior to the date when the same shall be payable by Tenant. Each Imposition or installment thereof shall be due and payable to Landlord not less than fifteen
(15) days prior to the last date on which Landlord may make such payment(s) to the appropriate taxing authority (or Landlord's mortgagee, as the case may be) without the imposition of any fine, penalty or interest, provided that the Statement shall have been received by Tenant at least thirty (30) days prior to such fifteen (15) day period. Tenant acknowledges that if Landlord shall not have received a bill for any Imposition at the time Landlord desires to deliver the Statement, the Statement shall be based upon the Impositions actually payable at the time of delivery of such Statement, and when the bill is received and an updated Statement based on the actual bill is furnished to Tenant, Tenant shall, within thirty (30) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of such Imposition and, in the event of any overpayment, Landlord shall credit against subsequent payments of Base and Additional Rent under this Lease, the amount of Tenant's overpayment. If there shall be any increase or decrease in Impositions for any period, whether during or after such period, Landlord may furnish a revised Statement for such period, and such Imposition shall be adjusted and paid or credited substantially in the same manner as provided in the preceding sentence.

      At Landlord's option and with prior written notice to Tenant, in lieu of the foregoing, Impositions shall be paid by Tenant directly to the appropriate taxing authorities. In such event, each Imposition or installment thereof shall be paid not later than the date on which any fine, penalty, interest or cost may be added thereto or imposed by law for the non-payment thereof.

      If by law any Imposition, at the taxpayer's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may (if Tenant makes such payments directly to the taxing authority), or may cause Landlord to (if Landlord makes such payments to the taxing authority), exercise the option to pay the Imposition in such installments, and in such event Tenant shall be responsible for all interest thereon.

      (c) "Imposition" or "Impositions" shall mean any of the following assessments and/or charges: any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Premises, Landlord's right to other income therefrom, and/or Landlord's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Impositions" shall also include tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises. "Impositions" shall not include, however, taxes and assessments which result from the issuance by a governmental entity of bonds solely for the purpose of providing financing specifically to Landlord for Landlord's private purposes and which financing is repaid by Landlord through a special tax or assessment imposed upon Landlord and not on taxpayers generally.

      Section 3.2. Income or Franchise Tax of Landlord. Tenant is not required to pay any municipal, state or federal income, profits, revenue, corporate, estate or franchise tax imposed upon Landlord.

      Section 3.3. Evidence of Payment. To the extent that Tenant is required to pay any impositions directly to any taxing authority, upon Landlord's prior written request, Tenant shall furnish Landlord, within thirty (30) days after the date when an Imposition is due and payable, official receipts of the appropriate taxing authority or other proof, satisfactory to Landlord, evidencing the payment thereof.

      Section 3.4. Apportionment of Impositions.

      (a) Any Imposition relating to the Premises (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon, or in respect of, or become a lien upon, the Premises, or become payable, during the Term) relating to a fiscal period of the taxing authority, a part of which is included within the Term and a part of which is included in a period of time prior to the Commencement Date or after the Expiration Date, shall be apportioned between Landlord and Tenant as of the Commencement Date or the Expiration Date (unless the Expiration Date has occurred as a result of an Event of Default (as hereinafter defined), in which case Tenant is not entitled to an apportionment) so that Landlord shall pay that portion of such Impositions which that part of such fiscal period included in the period before the Commencement Date bears to the fiscal period of the taxing authority and Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period before the Expiration Date bears to the fiscal period of the taxing authority.

      (b) If either (i) the Studio A Delivery Date is the Commencement Date or
(ii) as a result of Tenant's or Directrix' use or occupancy of Studio A (but no other portion of the Premises) for the conduct of business prior to Studio A being in operational condition, the First Possession Date is the Commencement Date, then Tenant only shall be responsible for 22.72% (the "Prorated Portion") of Impositions imposed with respect to the Premises which relate to the period from and after the Commencement Date through the day preceding the Premises Base Rent Commencement Date, except that beginning on the Master Control Room Rent Start Date, if applicable, the Prorated Portion shall be increased to 25.34% through the day preceding the Premises Base Rent Commencement Date.

      Section 3.5. Contest of Real Property Tax Assessments and Impositions.

      (a) Tax Contest Proceedings. Landlord has the right, at its option, to seek reductions in the valuation of the Premises assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith by appropriate proceedings, in accordance with applicable laws. If Landlord has not elected to seek any such reduction for any particular tax year, Tenant may elect to seek such reduction, at Tenant's sole expense. Landlord shall cooperate with Tenant, at Tenant's expense, in such proceedings (it being understood that Tenant only shall be responsible for Landlord's actual, out-of-pocket expenses). In no event, however, shall Landlord have any liability to Tenant with respect to such proceedings. Notwithstanding the foregoing, Tenant may not elect to seek reductions in the valuation of the Premises assessed for real property tax purposes if, at the time of such election, an Event of Default shall have occurred and be continuing.

      (b) Imposition Contest Proceedings. Landlord has the right, at its option, to contest the amount or validity, in whole or in part, of any Imposition relating to the Premises by appropriate proceedings. If Landlord has not elected to so contest any such Imposition, Tenant may elect to contest the same, at Tenant's sole expense. Landlord shall cooperate with Tenant, at Tenant's expense, in such proceedings (it being understood that Tenant only shall be responsible for Landlord's commercially reasonable, out-of-pocket expenses). Tenant shall not settle any such proceeding without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may not elect to contest the amount or validity, in whole or in part of any Imposition relating to the Premises if, at the time of such election, an Event of Default shall have occurred and be continuing. In the event of any such contest by Tenant, and notwithstanding anything to the contrary contained in this Article 3, payment of such Imposition by Tenant may be postponed if, and only as long as:

            (i) neither the Premises nor any part thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited or lost,

            (ii) such contest shall not subject Landlord to prosecution of a criminal offense in connection therewith or constitute a default under any lease or mortgage under which Landlord may be obligated, and

            (iii) Tenant has deposited with Landlord cash or other security reasonably satisfactory to Landlord in the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges relating to such contested Imposition that may or might be assessed against, or become a charge on the Premises, or any part thereof, in or during the pendency of such proceedings. Landlord shall deposit such sums in an interest-bearing account. Upon the termination of such proceedings, Tenant shall pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which was deferred during the prosecution of such proceedings, together with any costs, fees (including, without limitation, attorneys' fees and disbursements), interest, penalties or other liabilities in connection therewith, and upon such payment, Landlord shall return any amount or other security deposited with it with respect to such Imposition, together with the interest, if any, earned thereon. If, at any time during the continuance of such proceedings, Landlord, in its reasonable judgment, shall deem insufficient the amount deposited, Tenant, upon demand, shall make an additional deposit of such additional sums or other acceptable security as Landlord reasonably may request, and upon failure of Tenant to do so, the amount theretofore deposited, together with the interest, if any, earned thereon, may be applied by Landlord to the payment, removal and discharge of such Imposition and the interest and penalties in connection therewith and any costs, fees (including, without limitation, attorneys' fees and disbursements) or other liability accruing in any such proceedings, and the balance, if any, remaining thereafter, together with the interest, if any, earned thereon and remaining after application by Landlord as aforesaid, shall be returned to Tenant or to the party entitled to receive it. If there is a deficiency, Tenant shall pay the deficiency to Landlord or to the party entitled to receive it, on Landlord's demand.

Landlord shall have no liability to Tenant with respect to any contest of any Imposition made at Tenant's request.

                                    ARTICLE 4
                              Intentionally Omitted

                                    ARTICLE 5
                                  LATE CHARGES

      If any payment of Base Rent or any payment required pursuant to Article 3 above or Article 6 below is not received by Landlord within ten (10) days of the day on which it first becomes due (or as to any other item of additional rent, within five (5) days after Landlord gives notice to Tenant of its failure to pay the same when due), a late charge on the sums so overdue, calculated at the Late Charge Rate from the due date thereof to the date on which actual payment of the overdue sums is received by Landlord, shall become due and payable to Landlord as liquidated damages for the administrative costs and expenses incurred by Landlord by reason of Tenant's failure to make prompt payment. Tenant shall pay Landlord, on demand, which may be made from time to time, all accrued late charges. "Late Charge Rate" shall mean the lesser of (x) three percent (3%) per annum above the then published prime interest rate upon unsecured loans charged by The Chase Manhattan Bank on loans of 90 days or (y) the maximum rate permitted to be charged at law to Tenant.

                                    ARTICLE 6
                                    INSURANCE

      Section 6.1. Insurance Requirements.

      (a) Basic Insurance Coverage. From the Commencement Date until the Expiration Date, Landlord shall cause to be maintained for the benefit of Landlord, at Tenant's expense (the charges for which shall be commercially reasonable, and which Tenant shall pay as Additional Rent hereunder within fifteen (15) days after demand therefor, which demand shall be accompanied by reasonably satisfactory evidence of such costs), insurance coverage of the types and in minimum limits as follows:

            (i) Property Insurance. Insurance on the Building under an "All Risk" policy or its equivalent (hereinafter referred to as "All Risk") in an amount which at all times shall be not less than one hundred percent (100%) of the full replacement value of the Building, including the cost of debris removal, less the value of foundations and excavations, grading, paving and landscaping (the "Replacement Value"), as determined from time to time in the manner hereinafter provided. If not otherwise included within the "All Risk" coverage specified above, Landlord shall cause to be carried, by endorsement to such "All Risk" policy, coverage against damage due to water and/or sprinkler leakage and/or earthquake sprinkler leakage, flood and collapse. Coverage against damage due to water and/or sprinkler leakage and/or earthquake sprinkler leakage shall be in an amount not less than 100% of the Replacement Value, waiving co-insurance. Coverage due to flood and collapse shall be written with limits of coverage of not less than One Million Dollars ($1,000,000) per occurrence. Unless mutually agreed upon by Landlord and Tenant, the Replacement Value shall be determined by Landlord's insurer, and the amount of insurance provided under this Section 6.1(a)(i) shall be adjusted, if necessary, to provide coverage in an amount not less than one hundred percent (100%) of the Replacement Value as determined by agreement of Landlord and Tenant or by Landlord's insurer. Thereafter, the amount of such insurance shall be adjusted annually by using the Boeckh Commercial Building Valuation System (or, if such System is no longer in existence, a similar generally accepted index of construction costs) to determine whether there has been an increase in the Replacement Value since the most recent annual adjustment or determination of the Replacement Value. If there has been such an increase, the amount of insurance hereunder shall be adjusted accordingly in accordance with the requirements of this Section. Every three (3) years from and after the Commencement Date, unless the then Replacement Value is mutually agreed upon by Landlord and Tenant, Landlord, shall cause an appraisal of the Building to be made by Landlord's insurer in order to determine the Replacement Value thereof (such appraisal to be at Tenant's expense if it shall then be customary for insurers to charge their insureds for such appraisals) and, promptly after each such appraisal is made, the amount of insurance hereunder shall be adjusted accordingly in accordance with such appraisal and the requirements of this Section. Such "All Risk" policy hereunder shall state that the valuation of any loss to be determined thereunder shall be made on a replacement cost basis and also shall contain an endorsement whereby the insurer waives all coinsurance requirements. No coverage provided pursuant to this Section will have a deductible larger than $10,000, other than flood insurance which will not have a deductible larger than $25,000. Tenant acknowledges that the insurance to be maintained by Landlord pursuant to this Section shall not cover any loss as a result of casualty which Tenant is required to insure pursuant to Section 6.1(b) below.

            (ii) Earthquake Insurance. To the extent required by any future holder of a superior mortgage, Earthquake Insurance, subject to any then customary deductible (the "Deductible"), provided that, notwithstanding the foregoing provisions of this Section 6.1(a), the cost of such insurance shall be borne equally by Landlord and Tenant. Landlord shall be responsible for two thirds of the Deductible, and Tenant shall be responsible for one third of the Deductible.

            (iii) Rent Insurance. Rent Insurance ("Rent Insurance") on an "All Risk" or "Physical Loss" basis in an amount equal to twelve (12) months' current Base Rent, as well as twelve (12) months' current Additional Rent payable pursuant to Article 3 above.

            (iv) Boiler and Machinery Insurance. Boiler and Machinery Insurance in an amount not less than the replacement cost of such boilers, if any, and other machinery located on the Premises.

            (v) Increased Cost of Demolition/Regulatory Changes. Insurance (provided by endorsement) in an amount not less than One Million ($1,000,000) Dollars against subsequent costs of demolition and against increased costs of construction in the event that any hazard insured against hereunder results in a loss.

            (vi) Other Insurance. Such other insurance in such amounts as from time to time reasonably may be required by Landlord against such other insurable hazards as at the time are commonly insured against in the case of property similarly situated to the Premises or business operations of a size and nature similar to the business operations being conducted on the Premises.

            (vii) Premiums. Tenant shall be permitted (but not more than once during any twelve (12) month period), to review the cost of the insurance then maintained by Landlord pursuant to this Section 6.1. If Tenant is able to procure at least the same coverages on no less favorable terms from an insurer that is licensed and admitted in the State of California and that is rated the same rating as Landlord's then current insurer shall then be rated or better (or the equivalent of such rating) by Bests Insurance Reports (or any successor publication of comparable standing) (and that otherwise meets the requirements of this Article and that otherwise is reasonably acceptable to Landlord) to be effective immediately upon the expiration of Landlord's then current insurance coverage at a lower cost than that then maintained by Landlord, and if Landlord's insurer is unable or unwilling to meet such reduced cost, then provided such insurer will provide such coverage to Landlord at such lower cost, Landlord agrees not to renew its then existing coverage and to replace it with such coverage from such insurer procured by Tenant (it being understood that Tenant shall be responsible for all out-of-pocket costs incurred by Landlord in connection therewith), or, at Landlord's option, Landlord may continue its then existing coverage (or select another insurer of its choice), provided it shall not charge Tenant an amount in excess of the cost that the insurer procured by Tenant would have charged for the period in question. Nothing herein shall prevent Landlord from choosing any one or more insurers in its sole discretion to provide the insurance required pursuant to this Section 6.1.

            (viii) If either (i) the Studio A Delivery Date is the Commencement Date or (ii) as a result of Tenant's or Directrix' use or occupancy of Studio A (but no other portion of the Premises) for the conduct of business prior to Studio A being in operational condition, the First Possession Date is the Commencement Date, then Tenant only shall be responsible for 22.72% (the "Prorated Portion") of the cost to Landlord to obtain and maintain the above insurance coverages which relate to the period from and after the Commencement Date through the day preceding the Premises Base Rent Commencement Date, except that beginning on the Master Control Room Rent Start Date, if applicable, the Prorated Portion shall be increased to 25.34% through the day preceding the Premises Base Rent Commencement Date.

      (b) Tenant's Liability Insurance. Tenant shall at all times during the Term of this Lease procure and continue in force Commercial General Liability Insurance with respect to the Premises and the operations related thereto, whether conducted on or off the Premises, against liability for personal injury, including bodily injury and death, and property damage. Such comprehensive public liability insurance shall be on an occurrence basis and specifically shall include

                  (A) Sprinkler Leakage Legal Liability;

                  (B) Contractual Indemnification (covering Tenant's obligation to indemnify Landlord as required under Article 17 hereof);

                  (C) Water Damage Legal Liability; and

                  (D) Products Liability; and

                  (E) Motor Vehicle Liability coverage for all owned and
            non-owned vehicles, including rented and leased vehicles.

                        All insurance against liability for personal injury,
                  including bodily injury and death, and property damage specified in this Section 6.1(b), except those coverages listed with specific sublimits in the following sentence, shall be written for a Combined Single Limit of not less than Five Million ($5,000,000) Dollars. No Liability coverage provided pursuant to this Section will have a deductible larger than $0.00 without the prior written agreement of Landlord. A minimum Combined Single Limit of Five Million ($5,000,000) Dollars shall be written for Water Damage Legal Liability and Sprinkler Damage Legal Liability.

      (c) Tenant's Property Insurance. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: all risks and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Alterations, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, such other commercially reasonable types of insurance coverage and in such commercially reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably required by Landlord.

      (d) Statutory Workers' Compensation and Disability Insurance. Throughout the term of this Lease, Tenant shall carry, or cause to be carried, and thereafter keep in full force and effect, or cause to be kept in full force and effect Statutory Workers' Compensation Insurance and California State Disability Benefits Insurance covering all persons employed in connection with the operations conducted on the Premises.

      (e) Additional Insurance Coverage for Alterations. During the period when any Alteration (as defined in Article 12) is being performed on the Premises, Tenant shall carry, or cause to be carried, and thereafter keep in full force and effect, or cause to be kept in full force and effect, until Tenant's architect has certified that the Alteration has been substantially completed, to the extent that such insurance is not duplicative of any insurance carried pursuant to the provisions of Sections 6.1(b) and (c) hereof, insurance coverage of the types and in minimum limits as follows:

            (i) Contractor's Comprehensive/Motor Vehicle Liability Insurance. Contractor's Comprehensive and Motor Vehicle Liability Insurance naming Tenant and Landlord as additional insured, for a Combined Single Limit of not less than Five Million ($5,000,000) Dollars for personal injury, including bodily injury and death, and property damage, such insurance to include Operations Premises Liability, Contractor's Protective Liability on the operations of all subcontractors, Completed Operations, Contractual Liability (designating the indemnity provisions of the Construction Agreements), and Motor Vehicle Liability for all owned and non-owned vehicles, including rented and leased vehicles, and for all vehicles owned or leased by contractors or subcontractors, and, if the contractor is undertaking foundation, excavation or demolition work, an endorsement that such operations are covered and that the "XCU Exclusions" have been deleted.

            (ii) Statutory Workers' Compensation and Disability Insurance. Statutory Workers' Compensation Insurance and Disability Benefits Insurance covering all persons employed in connection with the performance of any Construction Work.

            (iii) Builder's Risk. With respect to any so-called "ground-up" Alterations, Builder's Risk Insurance (standard "All Risk" or equivalent coverage) written on a completed value (non-reporting) basis, naming Tenant as an insured and Landlord and the general contractor and construction manager, if any, and all subcontractors employed by Tenant or the general contractor or construction manager, if any, as additional named insureds, as their respective interests may appear. During such time as Tenant shall be constructing any other Alterations, Tenant shall carry a Special Coverages, Property Policy with respect to such Alterations, covering all physical loss, in an amount reasonably satisfactory to Landlord and which shall name Tenant as an insured and Landlord and the general contractor and construction manager, if any, and all subcontractors employed by Tenant or the general contractor or construction manager, if any, as additional insureds, as their respective interests may appear. Any of the foregoing insurance policies (A) shall contain a written acknowledgment (annexed to the policy) by the insurance company that its right of subrogation has been waived with respect to all of the insureds and an endorsement stating that "permission is granted to complete and occupy", and (B) if any off-site storage location is used, shall cover, for full insurable value, all materials and equipment at any such off-site storage location intended for use with respect to the Premises.

      (f) Indemnification. Contractual Indemnification Insurance (covering Tenant's obligation required under Article 17 hereof).

      (g) Other Insurance. Such other insurance in such amounts as from time to time reasonably may be required by Landlord against such other insurable hazards as at the time are commonly insured against in the case of property similarly situated to the Premises or business operations of a size and nature similar to the business operations being conducted on the Premises.

      Section 6.2. Additional Insureds. All insurance required to be obtained by Tenant pursuant to the provisions of this Article, except for the insurance provided pursuant to Sections 6.1(d) and 6.1(e)(ii) hereof, and shall name Landlord and such other parties as Landlord shall designate as additional insureds or as loss payees, as appropriate.

      Section 6.3. Policy Limits Review. The limits of insurance required pursuant to this Article 6 shall be subject to reasonable review by Landlord. In connection therewith, and subject to the provisions of this Article, with respect to insurance which Tenant is obligated to obtain, Tenant shall carry or cause to be carried such additional amounts of insurance as Landlord may from time to time reasonably require, and as to insurance which Landlord shall obtain at Tenant's expense, Tenant shall be responsible for the cost of such additional amounts of insurance as Landlord may from time to time reasonably require. The amount of any deductible contained in any insurance policy required pursuant to the provisions hereof also shall be subject to the reasonable review of Landlord. If there is any dispute between Landlord and Tenant with respect to the amount of insurance required to be carried pursuant to the provisions of this Lease or with respect to the amount of any deductible permitted hereunder, such dispute shall be resolved by arbitration in accordance with the provisions of Article 31 hereof. However, during the period of any such dispute, Tenant shall carry or cause to be carried (or, where Landlord obtains the insurance at Tenant's expense, shall be responsible for the cost of) insurance or deductible limits as Landlord has previously approved.

      Section 6.4. Treatment of Proceeds.

      (a) Proceeds of Insurance in General. Subject to the provisions of any mortgage encumbering Landlord's fee estate, any proceeds received pursuant to the insurance coverages obtained by Landlord at Tenant's expense pursuant to this Article shall be payable to Landlord. If Landlord is obligated pursuant to
Article 7 to restore the Premises in the event of a casualty, then as to any such proceeds which are payable with respect to such casualty, Landlord shall apply such proceeds first to the payment in full of the cost of such casualty restoration before using any part of the same for any other purpose.

      (b) Proceeds of Rent Insurance. Rent Insurance referred to in Section 6.1(a)(iii) hereof shall be carried in the name of Landlord as named insured and shall be payable to Landlord.

      Section 6.5. Insurance Carriers and Form of Policies. All insurance required to be carried pursuant to the provisions of this Article shall be in such form and shall be issued by such responsible insurance companies licensed or authorized to do business in the State of California as are approved by Landlord in its reasonable judgment. Any insurance company rated by Bests Insurance Reports (or any successor publication of comparable standing) as "A IX" or better (or the equivalent of such rating) shall be deemed a responsible company and acceptable to Landlord. All insurance policies required to be carried pursuant to the provisions of this Article shall be obtained by Tenant for periods of not less than one (1) year. As to any such insurance which either party is obligated to obtain, originals of such policies, or certificates evidencing such policies, shall be delivered to the other party immediately upon its receipt from the insurance company or companies. Original new or renewal policies replacing any policies expiring during the Term shall be delivered to Landlord within thirty (30) days following the expiration of expired policies, as long as certificates evidencing such renewal policies are delivered to Landlord not less than thirty (30) days before the expiration dates of any expiring policies, together with proof reasonably satisfactory to Landlord that the premiums for at least the first year of the term of each of such policies (or installment payments then required to have been paid on account of such premiums) have been paid.

      Section 6.6. Payment of Premiums. Tenant may pay the premiums for any of the insurance required to be obtained by it hereunder in installments in accordance with the provisions of the applicable policies, provided that Tenant pays all such installments in full not later than thirty (30) days before the respective due dates for such installments and provides proof reasonably satisfactory to Landlord of payment of such installments by such dates.

      Section 6.7. Cooperation in Collection of Proceeds. Tenant and Landlord shall cooperate in connection with the collection of any insurance funds that may be due in the event of loss and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments as may be required of Tenant or Landlord, respectively, for the purpose of obtaining the recovery of any such insurance funds.

      Section 6.8. Intentionally omitted.

      Section 6.9. Waiver of Subrogation. Landlord and Tenant each agree to require their respective insurers issuing the insurance described in Sections 6.1(a)(i) and 6.1(c) to waive any rights of subrogation that such companies may have against the other party. Tenant hereby releases Landlord and waives any right that Tenant may have against Landlord and Landlord hereby releases Tenant and waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insured or insurable under such policies.

      Section 6.10. Compliance With Policy Requirements. Tenant shall not violate or permit to be violated any of the conditions, provisions or requirements of any insurance policy required by this Article, and Tenant shall perform, satisfy and comply with or cause to be performed, satisfied and complied with the conditions, provisions and requirements of the insurance policies and the companies writing such policies so that, at all times, companies reasonably acceptable to Landlord provide the insurance required by this Article.

      Section 6.11. Required Insurance Policy Clauses. Each policy of insurance required to be carried pursuant to the provisions of this Article shall contain
(a) a provision that no act or omission of the insured shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and
(b) an agreement by the insurer that such policy shall not be canceled, modified or denied renewal without at least thirty (30) days prior written notice to the other party.

      Section 6.12. Landlord's Insurance. During the period when Landlord's Work is being performed on the Premises, Landlord shall cause the general contractor to carry, and thereafter keep in full force and effect, or cause to be kept in full force and effect, until Landlord's Work has been substantially completed, insurance coverage(s) of the types and in the minimum limits set forth on Exhibit J attached hereto as well as such other insurance as the holder of any Superior Interest may require. The cost, if any, to Landlord of such insurance shall be included in the cost of Landlord's Work.

                                    ARTICLE 7
                       DAMAGE, DESTRUCTION AND RESTORATION

      Section 7.1. Notice to Landlord. Tenant shall notify Landlord immediately if the Premises is damaged or destroyed in whole or in part by fire or other casualty.

      Section 7.2. Casualty Restoration. If the Premises shall be damaged by fire or other casualty, then the Premises shall be repaired and restored to its condition preceding the damage in accordance with the provisions of this Article
7. Whenever in this Article 7 reference is made to restoration of the Premises,
(i) Tenant's obligation shall be as to all personal property within the Premises including Tenant's furniture, fixtures, equipment and other personal property, any and all Alterations, construction or other improvements made to the Premises by or on behalf of Tenant (including, without limitation, Tenant's and Directrix' initial Alterations to prepare the Premises for its occupancy, but excluding Landlord's Work), all of which shall be restored and replaced at Tenant's sole cost and expense and (ii) Landlord's obligation, if any, shall be as to the shell, which constitutes the structure of the Building, the mechanical, electrical, plumbing, air conditioning and other Building-wide systems which exist immediately prior to the casualty (except to the extent the same were installed by Tenant or Directrix) and Landlord's Work. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, if such repairs and restoration are not in fact completed within Landlord's estimated time period (except as otherwise expressly provided herein). The Base Rent payable under Article 2, as well as Additional Rent payable pursuant to Article 3, until thirty (30) days after such repairs which are Landlord's obligation shall be made, shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises; provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Base Rent and such Additional Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy.

      Section 7.3. Termination Options. (i) Anything in Section 7.2 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building shall be so damaged by fire or other casualty that, in Landlord's independent contractor's or architect's opinion, substantial alteration, demolition or reconstruction of a material portion of the Building shall be required such that the Building cannot be reasonably restored within twelve (12) months, or if in Landlord's opinion the Building, after its proposed repair, alteration or restoration, shall not be economically viable as a commercial building or if Landlord is advised by any mortgagee that any insurance proceeds will not be made available to Landlord to cover the cost of Landlord's obligations under this Article 7, then in any of such events, Landlord, at Landlord's option, may, not later than sixty (60) days following the damage, give Tenant a notice in writing terminating this Lease. In addition, if more than twenty percent (20%) of the Building shall be damaged by fire or other casualty during the last two (2) years of the Term, Landlord and Tenant each shall have the option to terminate this Lease by thirty (30) days prior written notice to the other party. If Landlord or Tenant elects to terminate this Lease as hereinabove provided, the Term shall expire upon the date set forth in such notice, and Tenant shall vacate the Premises and surrender the same to Landlord without prejudice however, to Landlord's or Tenant's rights and remedies against the other under this Lease in effect prior to such termination and any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant's liability for Rent thereafter accruing shall cease as of the day following such damage. If neither Landlord nor Tenant elects to terminate this Lease pursuant to this paragraph, Landlord and Tenant shall diligently perform their respective restoration obligations as provided in Section 7.2 above.

            (ii) If the Premises are totally damaged by fire or other casualty or are rendered wholly untenantable thereby, or if the Premises are partially damaged by fire or other casualty and the balance of the Premises is unsuitable for the conduct of Tenant's business therein, or if Tenant shall have no means of access to the Premises as a result of a fire or other casualty, and if Landlord shall elect to restore the Premises, Landlord shall, within the aforesaid sixty (60) day period following the damage, cause an independent contractor or architect selected by Landlord to give notice to Tenant of the date by which such contractor or architect believes the restoration of the Premises which is Landlord's obligation shall be substantially completed (the "Restoration Date"). If (a) such notice shall indicate that the Restoration Date shall not occur within twelve (12) months following the casualty or (b) the restoration of the Premises which is Landlord's obligation shall not be substantially completed by the date that is twelve (12) months following the casualty (such twelve (12) month period to be extended to the extent of any of those delays which are described in Section 7.4 below), then Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than thirty (30) days after receiving such notice (or thirty (30) days after the expiration of the twelve (12) month period (as the same may be extended as hereinabove provided in the event of those delays described in Section 7.4 below) following the casualty, as the case may be) and in such event this Lease shall terminate on the later of the date specified in Tenant's notice for the termination of this Lease (which date shall not be more than thirty (30) days after the giving of such notice) or the date Tenant vacates the Premises and, to the extent feasible or safe in light of the condition of the Building, removes all its property therefrom. If Tenant does not elect to terminate this Lease pursuant to subsection (a) of this paragraph, Landlord and Tenant shall diligently perform their respective restoration obligations as provided in
Section 7.2 above.

      Section 7.4. Repair Delays. Landlord shall not be liable for reasonable delays which may arise by reason of the claim adjustment with any insurance company on the part of Landlord (provided that Landlord shall not have acted negligently in pursuing such claim adjustment or colluded with the insurance company to cause delays in adjusting such claim) and/or Tenant, or for Unavoidable Delays.

      Section 7.5. Effect of Casualty on this Lease. Except as expressly provided in this Article 7, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be a reduction or abatement of Rent by reason of damage to, or total, substantial or partial destruction of, the Premises.

      Section 7.6. Waiver of Rights Under Statute. The existence of any present or future law or statute notwithstanding, Tenant waives all rights to quit or surrender the Premises or any part thereof by reason of any casualty to the Premises, except as expressly set forth in this Article 7.

                                    ARTICLE 8
                                  CONDEMNATION

      Section 8.1. Substantial Taking.

      (a) Termination of Lease for Substantial Taking. If all or Substantially All of the Premises (as hereinafter defined) is taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise this right, this Lease shall terminate on the Date of Taking (as hereinafter defined) and the Rent payable by Tenant hereunder shall be apportioned and paid to the Date of Taking.

      (b) Disbursement of Award. Subject to the provisions of any mortgage encumbering Landlord's fee estate, if all or Substantially All of the Premises is taken or condemned as provided in Section 8.1(a) hereof, the entire award paid in connection with such taking or condemnation shall be paid to Landlord, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award.

      (c) Substantially All of the Premises. "Substantially All of the Premises" means such portion of the Premises as, when so taken, would leave a balance of the Premises that, due either to the area so taken or the location of the part so taken or the location of the part so taken in relation to the part not so taken, would not, under economic conditions, zoning laws or building regulations then existing, and after performance by Tenant of all covenants, agreements, terms and provisions contained herein or by law required to be observed by Tenant, readily accommodate a new or reconstructed building or buildings of a type and size generally similar to the Building existing at the Date of Taking. If there is any dispute over whether "Substantially All of the Premises" has been taken, such dispute shall be resolved by arbitration in accordance with the provisions of Article 31 hereof.

      (d) Date of Taking. "Date of Taking" means the date on which title to the whole or Substantially All of the Premises, or any part thereof, has vested in any lawful power or authority pursuant to the provisions of applicable law.

      Section 8.2. Less Than A Substantial Taking.

      (a) If less than Substantially All of the Premises is taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise this right, then, effective as of the date of vesting of title, the Base Rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken. In the event that only a part of the Premises shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Premises or the Building shall, in the reasonable opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking, Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if it is not economically feasible for Tenant to continue to use the portion of the Premises not so condemned or taken for the conduct of business, Tenant may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Landlord in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title. If neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Base Rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Premises shall be so condemned or taken and this Lease and the terms and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore with reasonable diligence the remaining structural portions of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. If there is any dispute over whether Landlord acted reasonably in determining that substantial structural alteration or reconstruction of the Premises or the Building shall be necessary or appropriate as a result of such condemnation or taking or as to whether it is not economically feasible for Tenant to continue to use the portion of the Premises not so condemned or taken for the conduct of business, such dispute shall be resolved by arbitration in accordance with the provisions of Article 31 hereof.

      (b) Disbursement of Award. Subject to the provisions of any mortgage encumbering Landlord's fee estate, if less than all or Substantially All of the Premises is taken or condemned as provided in Section 8.2 (a) hereof, the entire award paid in connection with such taking or condemnation shall be paid to Landlord, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award.

      Section 8.3. Temporary Taking.

      (a) If the temporary use of the whole or any portion of the Premises is taken for a public or quasi-public purpose by a lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Tenant and those authorized to exercise this right, Tenant shall give Landlord notice within five (5) days thereof. The Term shall not be reduced or affected in any way by reason of such temporary taking and Tenant shall continue to pay Rent to Landlord without reduction or abatement.

      (b) Obligation to Restore for Temporary Taking. If all or any part of the Premises shall be temporarily taken by eminent domain for any public or quasi public use or purpose, the term of this Lease and Tenant's obligations hereunder (including, without limitation, the obligations to pay Base Rent and Additional
Rent) shall be unaffected but Tenant shall be entitled to the portion of the award for such temporary taking that is allocable to the portion of the Premises that is subject to the temporary taking and the period of such taking occurring within the Term and the balance of such award shall be paid to Landlord. If such temporary taking exceeds twelve (12) months, Tenant may elect to terminate this Lease if either (a) Tenant shall have no means of access to the Premises or (b) the remaining area of the Premises shall not be sufficient for Tenant, to continue its operation as provided for under the terms of this Lease (any dispute regarding the same to be resolved by arbitration in accordance with the provisions of Article 31 hereof). Notwithstanding the provisions of clause (b) to the contrary, Tenant agrees that if twenty percent (20%) or less of the Building is acquired by a temporary taking, Tenant shall have no right to terminate this Lease. Tenant shall give notice of such election to Landlord not later than sixty (60) days after the earlier of (i) notice of such taking is given by Landlord to Tenant or (ii) the date of such taking. Upon the giving of such notice by Tenant, this Lease shall terminate on the date of such taking and the Base Rent and Additional Rent shall be prorated and adjusted as of such termination date.

      Section 8.4. Right to Terminate at End of Term. If more than 15% of the Premises shall be taken in condemnation during the last two (2) years of the term of this Lease, Landlord or Tenant may give a 90 day notice to the other terminating and canceling this Lease as if the date set forth in the notice were the Expiration Date hereof.

      Section 8.5. Termination Pursuant to This Article. In the event of termination of this Lease as provided in this Article 8, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent hereunder shall be apportioned as of such date.

      Section 8.6. Disputes. Any disputes between Landlord and Tenant under this
Article 8 shall be resolved by arbitration in accordance with the provisions of
Article 31 hereof.

      Section 8.7. Collection of Awards. Each of the parties shall execute documents that are reasonably required to facilitate collection of any awards made in connection with any condemnation proceeding referred to in this Article.

      Section 8.8. Separate Claim. Nothing contained in this Article 8 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of Tenant's property included in such taking (including the then unamortized value of Tenant's trade fixtures that cannot be removed, such amortization to be on a straight line basis in accordance with generally accepted accounting principles), and for any moving and relocation expenses, provided (other than as to Tenant's trade fixtures) the same does not affect the award otherwise payable to Landlord.

      Section 8.9. Waiver by Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to ss. 1265.130 of the California Code of Civil Procedure.

      Section 8.10. Fee Mortgage. Notwithstanding the foregoing provisions of this Article 8, the disbursement of any awards made in connection with any condemnation proceeding referred to in this Article shall be subject to the terms of any mortgage encumbering Landlord's fee estate in the Premises. If sufficient proceeds are not available to Landlord to cover the cost of any condemnation restoration due to any such mortgagee requiring that such award be paid to it and not made available or treated as restoration funds, Landlord shall be responsible for the deficiency. If Landlord fails to make up such deficiency, Tenant, as its sole and exclusive remedy for such failure, may terminate this Lease on thirty (30) days' written notice to Landlord, in which event, unless Landlord makes up such deficiency prior to the expiration of such thirty (30) day period, this Lease shall terminate on the expiration of such thirty (30) day period and the Rent payable by Tenant hereunder shall be apportioned and paid to the date of termination.

                                    ARTICLE 9
                       ASSIGNMENT, TRANSFER AND SUBLETTING

      Section 9.1. No Right to Assign, Transfer. Except as otherwise provided in this Article, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign this Lease, nor underlet, or suffer or permit the Premises or any part thereof to be used by others, nor modify, amend, cancel or surrender any permitted sublease, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

      Section 9.2. Permitted Assignments and Sublettings. (a) Anything to the contrary in the foregoing notwithstanding, Tenant may assign this Lease or sublet all or any portion of the Premises to any Affiliate or successor by merger or consolidation or a person or entity to whom all or substantially all of the outstanding stock of Tenant or to whom all or substantially all of Tenant's assets are transferred (such successor or person being herein called a "Successor") without the consent of Landlord (but only if (a) the Successor has a net worth (exclusive of goodwill) equal to or greater than twenty million dollars ($20,000,000) and (b) such merger, consolidation or transfer of assets is not effected for the primary purpose of transferring this Lease or subleasing the Premises). Notwithstanding the foregoing, if Playboy Entertainment Group, Inc. shall be the Tenant hereunder that is assigning this Lease or subletting all or part of the Premises as contemplated above in this Section 9.2, the net worth test set forth in subsection (a) above shall not apply, provided that Playboy Entertainment Group, Inc. shall not dissolve or otherwise cease to conduct its business as a result of the transaction giving rise to the assignment. For purposes of this Section, an "Affiliate" shall mean any corporation or other entity which, directly or indirectly, controls or is controlled by, or is under common control with, the Tenant named hereunder. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities or by contract or otherwise. No such assignment or sublease shall be permitted or effective unless (x) Tenant cures any existing Event of Default under this Lease, (y) Tenant gives Landlord at least ten (10) days' prior written notice of such assignment or sublease together with a copy of the proposed assignment or sublease and reasonably acceptable proof of the compliance of such transaction with the conditions set forth in this Section and
(z) Tenant gives Landlord a signed copy of the final assignment or sublease within thirty (30) days after it is executed (notwithstanding the foregoing, if Tenant shall be prohibited by law from making such disclosures to Landlord in advance of the effective date of such assignment, in such case such notice and a copy of the fully executed assignment shall be given to Landlord within ten (10) business days after the effective date of such assignment). No such assignment or sublease by Tenant shall be deemed to release Tenant from any of its obligations and liabilities hereunder, and such assignee shall execute an agreement, in form and substance reasonably satisfactory to Landlord, assuming all Tenant's obligations and liabilities hereunder.

      Anything herein contained to the contrary notwithstanding, a transfer of fifty percent (50%) or greater interest (whether stock, partnership or otherwise) of Tenant, or any permitted subtenant or assignee of this Lease shall be deemed to be an assignment of this Lease or such sublease, however accomplished, and whether in a single transaction or in any series of transactions, related or unrelated, to which the provisions this Article shall apply, except that the transfer of the outstanding capital stock of any corporate tenant or subtenant shall be deemed not to include the sale of such stock by persons or parties, through the "over the counter market" or through any recognized stock exchange, or to include a public issue of such stock on any recognized stock exchange.

      (b) Anything to the contrary in the foregoing notwithstanding, Tenant may sublet space in the Premises to Directrix pursuant to the sublease annexed hereto as Exhibit "C" (the "Directrix Sublease"). If Tenant so sublets the Premises to Directrix, Landlord shall enter into with Directrix, a subordination, recognition and non-disturbance agreement substantially in the form annexed hereto as Exhibit "D" (the "Directrix SNDA"). Tenant shall also have the right to assign this Lease or sublet space in the Premises to parties other than Directrix with the consent of Landlord, which consent shall not be unreasonably withheld or delayed provided that:

            (x) each sublease shall:

            (i)   provide that it is subject and subordinate to this Lease;

            (ii) provide that the subtenant will not pay rent or other sums under its sublease for more than one (1) month in advance;

            (iii) provide that on the termination of this Lease, the subtenant will, at Landlord's option, attorn to, or enter into a direct lease of its space in the Premises on identical terms as the sublease with Landlord;

            (iv) not have any atypical or skewed rental payments including, but not limited to, up front rental or other payments, or declining rental amounts over the term or any other rental arrangement which would or could diminish the value of this Lease or Landlord's fee estate;

            (v) be with a creditworthy subtenant (which is not an Affiliate of Tenant) with sufficient assets to satisfy its obligations under such sublease (and Landlord shall have been provided with reasonably satisfactory proof thereof), and such sublease shall not provide for the subtenant to be relieved of liability upon an assignment of its interest in such sublease and the terms of such sublease shall be the result of arms' length negotiations; and

            (vi) provide that in no event shall Landlord be liable for any work, repairs, maintenance or other obligations in respect of the sublet space or for the payment of any work allowance or free rent;

            (y) each assignment shall be with an assignee having a net worth (exclusive of good will) equal to or greater than twenty million dollars ($20,000,000) (except that if Playboy Entertainment Group, Inc. shall then be the Tenant hereunder seeking to assign this Lease, then in lieu of the foregoing net worth requirement, such assignee must have sufficient assets to satisfy its obligations under this Lease (and Landlord shall have been provided with reasonably satisfactory proof thereof);

            (z) the assignee or subtenant shall not be a governmental agency or instrumentality.

Landlord agrees not to unreasonably withhold its consent to any request by Tenant for a non-disturbance agreement (substantially in the form attached hereto as Exhibit "D") for any proposed sublease to which Landlord is willing to grant its consent or as to which Landlord's consent is not required, provided that all of the following conditions are met to the reasonable satisfaction of
Landlord:

            (1) the sublease is for term of at least five (5) years or expires on the Expiration Date of this Lease,

            (2) the sublease is for at least 20,000 rentable square feet,

            (3) the fixed rent payable under the sublease is equal to at least 110% of the Base Rent payable under this Lease on a per square foot basis, and the sublease provides for the payment of additional rent on taxes, operating expenses and other additional rent on the same proportionate basis as under this Lease,

            (4) the subtenant has a net worth reasonably adequate (in Landlord's opinion) to meet its obligations under the sublease,

            (5) the proposed use of the space by the subtenant will not have a material adverse effect on any other occupants of the Premises,

            (6) the size, location and configuration of the space to be sublet shall not result in the balance of the space in the Premises becoming commercially unusable or difficult to lease to others at a reasonable fair market rental, and

            (7) the sublease is in a commercially reasonable form and otherwise reasonably acceptable to Landlord.

      (c) Limitation on Right to Assign or Sublease. Tenant has no right to enter into an assignment or sublease if on the effective date of such assignment or sublease there is an Event of Default which will not be cured on such effective date.

      (d) Instruments of Assignment, Transfer. Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and additional rent and for the due performance of all the terms, covenants, conditions and agreement herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be effective unless Tenant shall promptly deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, to the extent such consent is required hereunder, prior thereto.

      Section 9.3. Collection of Rent by Landlord. After an Event of Default, Landlord may collect rent and all other sums due from the assignee, subtenant or occupant and apply the net amount collected to the Rent payable by Tenant hereunder. No such collection shall be, or shall be deemed to be, a waiver of any agreement, term, covenant or condition of this Lease or the recognition by Landlord of any assignee, subtenant or occupant as a direct Tenant of Landlord, or a release of Tenant from performance by Tenant of its obligations under this Lease.

      Section 9.4. Permitted Licenses. Notwithstanding the foregoing, upon not less than ten (10) days' prior written notice from Tenant to Landlord, Tenant (and Directrix, as the subtenant under the Directrix Sublease) may enter into one or more license agreements pursuant to which agreements, Tenant and/or Directrix, as the case may be, shall license not more than ten percent (10%) of the Building in the aggregate at any one time to clients and professionals or other business executives who have a business relationship with Tenant or Directrix, as the case may be, without Landlord's consent, provided that (i) Tenant's notice shall set forth the names of such party or parties; (ii) Tenant or Directrix, as the case may be, shall furnish a copy of any written agreement of such parties regarding such licensing of space to Landlord; (iii) any such licensing agreement (whether or not in writing) shall be subject and subordinate to the terms of this Lease; (iv) Tenant (or Directrix) and such licensee shall enter into and deliver to Landlord the agreement in the form annexed hereto as Exhibit G prior to the commencement of occupancy of the Premises by such licensee; (v) there shall be no demising walls or separate entranceways constructed to accommodate such licensees; and (vi) Tenant (or Directrix) shall occupy the demised premises simultaneously with such licensee for the conduct of its business.

      Section 9.5. Sublease/License Assignment.

      (a) Assignment of Subleases and Licenses to Landlord. As security for Tenant's obligations hereunder, Tenant hereby assigns, transfers and sets over unto Landlord all of Tenant's right, title and interest in and to all subleases and licensees and hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the Premises to permit and insure the collection by Landlord of the rentals and other sums payable under the subleases and licenses. The exercise of this right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Premises or any portion thereof. If such right of entry and possession is denied Landlord, its agents or representatives, Landlord, in the exercise of this right, may use any legal means to gain and enjoy the Premises without responsibility or liability to Tenant, its servants, employees, guests or invitees, or any parties whatsoever. This assignment, although at present effective, shall not be exercised prior to the occurrence of an Event of Default.

      (b) Schedule of Subleases and Licenses. At any time upon Landlord's demand, Tenant shall deliver to Landlord, within ten (10) days of its demand,
(i) a schedule of all subleases and licenses, setting forth the names of all subtenants and licensees, a description of the space that has been sublet or licensed, expiration date, rentals, license fees and such other information as Landlord reasonably may request; and (ii) a photostatic copy of each of the subleases and licenses. Upon reasonable request of Landlord, Tenant shall permit Landlord and its agents and representatives to inspect original counterparts of all subleases and licenses.

      Section 9.6. Required Sublease Clauses. Each sublease hereinafter entered into by Tenant shall provide that: (a) it is subordinate and subject to this Lease (subject, in the case of the Directrix Sublease, to the provisions of the Directrix SNDA, or, in the case of any other sublease for which Landlord provides a non-disturbance agreement, as contemplated above, subject to the provisions of such non-disturbance agreement); (b) the subtenant shall not pay rent or other sums payable under the sublease to Tenant for more than one (1) month in advance; and (c) at Landlord's option, on the termination of this Lease, the subtenant shall attorn to, or shall enter into a direct lease on terms identical to its sublease with, Landlord.

      Section 9.7. Landlord's Sale or Conveyance. Landlord shall have the right to sell, transfer, assign or otherwise convey Landlord's fee interest in the Premises; provided, however, that any such sale, transfer, assignment or other conveyance shall be subject to this Lease, the Directrix Sublease and any other permitted sublease, and provided that with respect to covenants and obligations of Landlord hereunder which accrue prior to the effective date of any such sale, transfer, assignment or conveyance, Landlord shall be relieved thereof to the extent that the successor Landlord assumes such covenants and obligations provided that the successor Landlord shall have an equity interest in the Premises of not less than twenty percent (20%). In all other cases Landlord's liability to Tenant for covenants and obligations which accrue prior to the effective date of any such sale, transfer, assignment or conveyance shall survive such effective date for a period of two (2) years.

                                   ARTICLE 10
                                    MORTGAGES

      Section 10.1. Tenant's Right to Mortgage.

      (a) Tenant shall have the right to mortgage this Lease and the leasehold estate hereby created to any savings bank or commercial bank, trust company, savings and loan association, insurance company, real estate investment trust or pension fund authorized to do business in the State of California, whose loans are regulated by any Federal or State law, agency or department thereof, or any other lender having a net worth in excess of $100,000,000 (each, an "Institutional Lender" and such mortgage and any extension, modification, amendment, replacement and refinancing thereof being a "Leasehold Mortgage", and the holder of a Leasehold Mortgage being a "Leasehold Mortgagee") and to enter into any and all extensions, modifications, amendments, replacements and refinancings of such Leasehold Mortgage as Tenant may desire without the prior consent of Landlord; provided, however, that the principal amount of such Leasehold Mortgage shall be limited to the maximum amount which such Institutional Lender would lend assuming the maximum amount available for debt service on such loan is 50% of the earnings before income taxes, depreciation and amortization of Tenant with respect to the Premises at the time of the making of such loan, and any such Leasehold Mortgage shall be subject to each and every covenant, condition and restriction of this Lease, and the same shall be subject and subordinate to all rights and interest of Landlord hereunder, none of which shall be waived by the foregoing consent. The execution and delivery of any Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease nor shall the Leasehold Mortgagee, as such, be deemed an assignee or transferee of this Lease so as to require such Leasehold Mortgagee to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder. Landlord shall be given prompt notice of the execution and delivery of a Leasehold Mortgage together with any extensions, renewals or modifications and be furnished with conformed copies thereof. Except as expressly permitted pursuant to this Section 10.1, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not mortgage or otherwise encumber this Lease and the leasehold estate hereby created. The provisions of this Section 10.1 do not give any person whatsoever the right to mortgage, hypothecate or otherwise encumber or to cause any liens to be placed on the freehold estate of Landlord.

      (b) If Tenant shall mortgage its leasehold interest under this Lease, then, as long as any such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

            (i) If the Leasehold Mortgagee shall register with Landlord his or its name and address in writing, Landlord, on serving on Tenant any notice of default pursuant to the provisions of this Lease, shall at the same time deliver a copy of such notice to the Leasehold Mortgagee by registered mail, return receipt requested or by nationally recognized overnight courier service, addressed to said Leasehold Mortgagee at the address registered with Landlord.

            (ii) The Leasehold Mortgagee, in the event Tenant shall be in default hereunder, shall have the right, within the same period provided in this Lease for Tenant to remedy such default, to remedy or cause to be remedied such default, and Landlord shall accept such performance by or at the instigation of the Leasehold Mortgagee as if the same had been performed by Tenant. Tenant constitutes and appoints the Leasehold Mortgagee as Tenant's agent and attorney-in-fact with full power, in Tenant's name, place, and stead, and at Tenant's cost and expense, to enter upon the Premises if Tenant shall be in default hereunder and make repairs thereto, maintain the same, remove any violations of law, or of the rules or regulations of governing authorities and to otherwise perform any of Tenant's obligations according to the provisions of this Lease as to the care, maintenance, or preservation of the Premises.

      (c) Upon request of any lender providing financing for Tenant's furniture, moveable trade fixtures or moveable equipment which may be removed without damage to the Premises, Landlord agrees to execute a so-called "Landlord's Waiver and Consent", which will be in form reasonably acceptable to Landlord and which will (i) provide that Landlord has no interest in or lien against such items, (ii) provide that Landlord will give such lender copies of any default or termination notices sent by Landlord to Tenant under this Lease, provided that the lender's address shall have been provided to Landlord; (iii) provide that upon a default by Tenant under its agreement with such lender (as well as for a period of ten (10) days following the termination of this Lease), such lender may enter upon the Premises and remove such items, provided that such lender agrees that such entry shall be at its own risk and that Landlord shall have no liability to such lender with respect thereto and provided that such lender shall indemnify Landlord against any and all costs, liabilities, damages and claims arising as a result of such entry by such lender and that such lender repairs all damage caused by the removal of such items, (iv) require the lender to acknowledge that if it fails to remove the equipment within ten (10) days following the expiration or sooner termination of this Lease (time being of the essence), it shall be conclusively deemed to have waived any and all claims with respect to such equipment and to have abandoned such equipment to Landlord, and that Landlord shall have the right to use or dispose of such equipment in any manner it sees fit in its sole and absolute discretion without any liability whatsoever to lender, (v) prohibit lender from holding any public sales or auctions at the Premises and (vi) address such other reasonable matters as are customarily included in such an agreement and as shall be reasonably acceptable to Landlord.

      Section 10.2. Landlord's Right to Mortgage. (a) Landlord shall have right to mortgage Landlord's fee estate in the Premises, provided, however, that Landlord shall be responsible for the payment of all sums due under such mortgage, and Landlord agrees that no such mortgage shall encumber Tenant's personal property. Landlord shall make a good faith effort to obtain agreement from the holders of any such mortgage(s) to (i) give to Tenant copies of any notices of default delivered to Landlord, and (ii) the right to cure any such default on the part of Landlord. If Landlord enters into any such mortgage, Landlord shall provide Tenant with a true and complete copy thereof promptly following the mortgage closing.

      (b) Tenant acknowledges that the Premises is, as of the date hereof, encumbered as set forth in Exhibit B.

      (c) If Landlord hereafter enters into any mortgage(s) wherein the holders thereof require the escrowing of Impositions and/or insurance premiums, then, notwithstanding anything to the contrary set forth in this Lease, Tenant shall pay the amount of such escrow(s) to Landlord not later than ten (10) days prior to the date(s) that Landlord must pay such escrow(s) to such mortgagee(s). This paragraph (c) shall not apply to Playboy Entertainment Group, Inc. if, and for so long as, it shall be the Tenant hereunder or to any other Tenant hereunder so long as such other Tenant shall have a net worth (exclusive of good will) equal to or greater than $20,000,000.

      (d) If, in connection with Landlord's mortgaging of its fee estate in the Premises, the mortgagee shall request modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely affect Tenant's rights or obligations hereunder.

      Section 10.3. Subordination. (a) This Lease and any Leasehold Mortgage shall be subject and subordinate to each and every existing and future fee mortgage or lease (each, a "Superior Interest") now or hereafter encumbering or affecting all or any portion of the Premises, provided that Landlord shall obtain for the benefit of Tenant a subordination, non-disturbance and attornment agreement from the holder of each Superior Interest substantially in the form attached hereto as Exhibit H or otherwise in such holder's form as long as, substantively, such form contains substantially the same provisions as those in the agreement attached hereto as Exhibit H. (Landlord's initial mortgagee also shall provide such an agreement substantially in the form attached hereto as Exhibit H-1 for Directrix if it shall then be the subtenant under the Directrix Sublease, if any, and Landlord shall request that any future holder of a Superior Interest also permit that any such agreement provided to Tenant run to the benefit of Directrix if it shall then be the subtenant under the Directrix Sublease, if any). Any failure of Tenant to execute and deliver such subordination, non-disturbance and attornment agreement shall not affect the subordination of this Lease and the lien thereof to any such Superior Interest, nor shall Landlord be in default of its obligation to obtain the same for the benefit of Tenant as a result thereof. Upon the request of Landlord in writing, Tenant agrees to execute and deliver any commercially reasonable instrument which the Superior Interest holder may deem necessary further to effect the subordination of this Lease and the lien thereof to any such Superior Interest. The leases and mortgages and deeds of trust which are a Superior Interest and to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes collectively called "superior leases" and "superior mortgages", respectively.

      (b) In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue to, remedy such act or omission.

      (c) If any superior mortgagee or superior lessor or the successors or assigns of the foregoing (collectively, "Successor Landlord") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord as Tenant's landlord under this Lease upon the then executory terms of this Lease; provided, however, that such Successor Landlord shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease and deposits made by Tenant pursuant to Article 4 above, (ii) any amendment or modification of this Lease made without the consent of such Successor Landlord which amends or modifies in any substantive way any of the terms of this Lease, or (iii) any obligation or liability of Landlord hereunder arising prior to the date the Successor Landlord shall succeed to the interest of Landlord. The foregoing provisions of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of a superior lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

                                   ARTICLE 11
                             LANDLORD'S AND TENANT'S
                  MAINTENANCE AND REPAIR OBLIGATIONS; UTILITIES

      Section 11.1. Maintenance of the Premises, Etc. (a) Landlord shall take good care of the roofs, exterior walls, foundations and load-bearing walls of the Building, as well as of the structural integrity of the concrete floors of the Building, and shall keep and maintain the same in good order and safe condition, and shall make all repairs thereto and replacements thereof, as necessary. Landlord also shall maintain and make all necessary repairs to, or shall cause the applicable utility company to maintain and make all necessary repairs to, the utility lines located on the Premises to the point of entry to the Building. To the extent that the need for any such maintenance, repair or replacement is caused by the negligence or willful misconduct of Tenant or its agents, contractors, invitees or employees, or by any Alterations, then such maintenance, repair or replacement shall be made at Tenant's expense. Notwithstanding the foregoing, Landlord shall have no responsibility for (x) any flooring placed upon the concrete floors of the Building, except as provided in
Section 1.2(c) above with respect to any such flooring which is installed as part of Landlord's Work, or (y) any Alterations.

      (b) Tenant shall take good care of the Premises, (including without limitation all parking lots which are part of the Premises), the alleys and curbs in front of or adjacent to the Premises, pipes and mains within the Premises, and shall keep and maintain the Premises (including all of the foregoing) in good and safe order and condition, and shall make all nonstructural repairs therein and thereon, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in good and safe order and condition, howsoever the necessity or desirability therefor may occur, except to the extent any such maintenance, repair or replacement is Landlord's responsibility pursuant to subparagraph 11.1(a) above or pursuant to any other provisions of this Lease.

      (c) Tenant shall not make any change in the use of the Premises that will in any way increase the likelihood of fire or other hazard arising out of the operation or maintenance of the Premises, or out of any Alterations. All repairs made by Tenant or Landlord, as the case may be, shall be equal in quality and class to the original work and shall be made in compliance with the Requirements. As used in this Section 11.1 the term "repairs" shall include all necessary replacements, removals, alterations and additions.

      Section 11.2. Free of Dirt, Etc. Tenant, shall keep clean and free from dirt, rubbish, obstructions and encumbrances, the sidewalks, grounds, plazas, common areas, railings, gutters, alleys, curbs or any other space, in front of or adjacent to, the Premises.

      Section 11.3. No Obligation to Supply Utilities. Landlord shall not be required to supply any services, utilities or facilities whatsoever to the Premises.

      Section 11.4. Window Cleaning. Tenant shall not clean nor require, permit, suffer nor allow any window in the Building to be cleaned from the outside in violation of any laws, rules or regulations of any Governmental Authority (as defined in Article 34).

                                   ARTICLE 12
                       CHANGES, ALTERATIONS AND ADDITIONS

      Section 12.1. Tenant's Right to Make Alterations. Tenant has the right to make nonstructural alterations to the Premises that will not affect the structural integrity or exterior appearance thereof or adversely affect any of the building systems (an "Alteration") as long as Tenant complies with the requirement(s) of this Article and provided that no Event of Default is then outstanding. Any proposed Alteration which is structural in whole or in part must first be approved by Landlord (whose consent shall not be unreasonably withheld provided the other provisions of this Article are complied with).

      Section 12.2. No Reduction in Value of Premises. Any Alteration, when completed, shall be of such a character as not to reduce the value of the Premises below its value immediately before construction of such Alteration was commenced.

      Section 12.3. Compliance with Governmental Requirements. Any Alteration shall be made in compliance with all applicable Requirements (as defined in Article 34).

      Section 12.4. Insurance Requirements. No Alterations shall be undertaken until Tenant has obtained insurance policies for the insurance required under this Lease with respect thereto. For so long as Playboy Entertainment Group, Inc. shall be the Tenant hereunder or any other Tenant hereunder shall have a net worth (exclusive of good will) equal to or greater than $20,000,000, the foregoing requirement only shall apply to those Alterations reasonably estimated by Tenant or Tenant's architect to cost more than $50,000.

      Section 12.5. Contractor's Bond. Tenant shall cause contractors to obtain payment and performance bonds from reputable insurance companies licensed to do business in the State of California and reasonably acceptable to Landlord, which will ensure lien-free completion of the Alterations in question and deliver a copy of the bond to Landlord before commencement of such Alterations. Provided that no Event of Default shall then be outstanding, this requirement shall be limited to those Alterations, the cost of which is reasonably estimated by Tenant or Tenant's architect to exceed $250,000. Notwithstanding the foregoing: for so long as Playboy Entertainment Group, Inc. shall then be the Tenant hereunder or any other Tenant hereunder shall have a net worth (exclusive of good will) equal to or greater than $20,000,000, then provided that no Event of Default shall then exist, such requirement shall be limited to those Alterations by Tenant the cost of which is reasonably estimated by Tenant or its architect to exceed $1,000,000.

      Section 12.6. Removal. All improvements and alterations made or installed by Tenant (other than movable trade fixtures and furnishings) shall immediately upon completion or installation be and become the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the Expiration Date or sooner termination of this Lease. Tenant may, from time to time, remove and dispose of any building equipment not deemed necessary by Tenant in the operations of the improvements on the Premises; provided, however, that such removal, when completed, shall not adversely affect the value or utility of the Premises. Tenant shall not have any obligation to remove any Alteration unless Landlord, as a condition of its approval of any such Alteration required the removal thereof, in which event, Tenant shall restore the Premises to its condition existing prior to the performance of any such Alterations, at its own cost and expense, at or prior to the expiration of the term. Notwithstanding the foregoing, however, Landlord, upon notice given at least thirty (30) days prior to the Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may prohibit Tenant from removing any Alteration that constitutes a building system specified by Landlord in such notice (including, without limitation, elevators, escalators, raised floors and attached kitchen appliances (such as dishwashers and cabinets and HVAC systems). Notwithstanding anything in this Section 12.6 to the contrary, Tenant shall be permitted at the expiration of the Term to remove from the Premises those items which are set forth on Exhibit L attached hereto, provided that such items were purchased and installed by Tenant at its expense and provided that Tenant shall repair any and all damage caused by such removal.

      Section 12.7. Exterior Signs. Provided Tenant otherwise complies with all of the terms and conditions of this Article with respect to Alterations, Tenant shall have the right to install and affix to the exterior of the Building one or more signs that are compatible with the exterior appearance of the Building identifying only the Building, Tenant, Directrix or any other permitted subtenant of the Premises provided and upon the condition that: (i) architectural drawings (showing at least the location, size, method of installation, dimensions, materials, finishes, method of illumination, if any, and size of lettering, colors and design) for such exterior signage to be placed on the Building shall be prepared by Tenant and submitted to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed, prior to Tenant's installation thereof; (ii) such exterior signage shall at all times comply with all applicable Requirements; and (iii) upon the expiration or other termination of this Lease, Tenant, at Tenant's sole cost and expense, shall promptly remove all such exterior signage and repair all damage and injury to the Building because of such removal.

                                   ARTICLE 13
                    REQUIREMENTS OF GOVERNMENTAL AUTHORITIES

      Section 13.1. Obligation to Comply With Requirements. (a) Tenant shall, at its expense, comply with all Requirements which shall, with respect to the manner of use of the Premises by Tenant or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's manner of use of the Premises or any Alterations made therein by or at Tenant's request or required by reason of a breach of any of Tenant's covenants or agreements hereunder. Nothing herein shall require Tenant to cure any violation of a Requirement that is caused by Landlord's failure to perform Landlord's Work substantially in accordance with the Construction Drawings or by the failure of the Construction Drawings to comply with applicable Requirements in effect at the time a final certificate of occupancy (or equivalent final sign-off from the applicable Governmental Authority) is issued with respect to Landlord's Work.

      (b) If Tenant receives written notice of any violation of law, ordinance, rule, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

      (c) Except as aforesaid, Landlord shall comply with or cause to be complied with, all Requirements which shall impose any violation, order or duty upon Landlord or Tenant and with respect to which Tenant is not obligated by
Section 13.1(a) to comply. Landlord also shall be responsible for curing any violation of a Requirement that is caused by Landlord's failure to perform Landlord's Work substantially in accordance with the Construction Drawings or by the failure of the Construction Drawings to comply with applicable Requirements in effect at the time of performance of Landlord's Work. Landlord may at its expense contest the validity of any such law, ordinance, rule, order or regulation; provided that any non-compliance by Landlord during the pendency of such contest shall not materially adversely affect Tenant's use of the Premises for the purposes permitted in this Lease or the ability of Tenant to perform permitted alterations to the Premises.

      Section 13.2. Contest of Requirements by Tenant.

      (a) Tenant shall have the right to contest the validity of any Requirement or the application thereof, if the compliance with such Requirement is Tenant's responsibility under paragraph 13.1(a) above. During such contest, compliance with any such contested Requirement may be deferred by Tenant on the condition that, before instituting any such proceeding, Tenant shall furnish Landlord with a surety company bond, a cash deposit or other security in form and amount reasonably satisfactory to Landlord, securing compliance with the contested Requirement and payment of all interest, penalties, fines, civil liabilities, fees and expenses in connection therewith. Any such proceeding instituted by Tenant shall be commenced as soon as is reasonably possible after the issuance of any such contested Requirement and shall be prosecuted with diligence to final adjudication, settlement, compliance or other mutually acceptable disposition of the Requirement so contested. The furnishing of any bond, deposit or other security notwithstanding, Tenant shall comply with any such Requirement if the Premises, or part thereof, is in danger of being forfeited or if Landlord is in danger of being subjected to criminal liability or penalty, or civil liability in excess of the amount for which Tenant shall have furnished security as hereinabove provided by reason of noncompliance therewith.

      (b) Landlord shall not be required to join in any action or proceeding referred to in this Article unless the provisions of any law, rule or regulation at the time in effect require that such action or proceeding be brought by and/or in the name of Landlord. If so required, Landlord shall join and cooperate in such proceedings or permit them to be brought by Tenant in Landlord's name, in which case Tenant shall pay all commercially reasonable costs and expenses incurred by Landlord in connection therewith.

      Section 13.3. Sharing of Costs. Notwithstanding anything contained in this Lease to the contrary, if at any time during the term of this Lease Landlord expends any sums in the performance of its obligations pursuant to Section 13.1(c) (except to the extent any such obligation results from a violation of a Requirement that is caused by Landlord's failure to perform Landlord's Work substantially in accordance with the Construction Drawings or by the failure of the Construction Drawings to comply with applicable Requirements in effect at the time a final certificate of occupancy for the Premises (or equivalent final sign-off from the applicable Governmental Authority) is issued with respect to Landlord's Work, Tenant shall pay to Landlord, as Additional Rent, a portion of such cost within thirty (30) days after demand therefor in accordance with the following schedule:

      (i) If Landlord expends such sums prior to the first Lease Year, Tenant shall be responsible for 22.72% of such cost, except that from and after the Master Control Room/Technical Areas Rent Start Date, such percentage shall be increased to 25.34%;

      (ii) if Landlord expends such sums during the first Lease Year, Tenant shall be responsible for 100% of such cost; and

      (iii) Tenant's share of such cost shall be reduced as of the first day of each Lease Year thereafter beginning with the second Lease Year by 6.5% (e.g., Tenant's share of such cost for the second Lease Year shall be 93.5% and for the third Lease Year shall be 87%).

                                   ARTICLE 14
                            DISCHARGE OF LIENS; BONDS

      Section 14.1. Creation of Liens. Tenant shall not create nor cause to be created (a) except as expressly permitted pursuant to Section 10.1, any lien, encumbrance or charge upon the Premises, this Lease, the leasehold estate created hereby, the income therefrom, or any part thereof, or (b) any other matter or thing whereby the estate, rights or interest of Landlord in the Premises or any part thereof, might be impaired.

      Section 14.2. Discharge of Liens. If any vendor's, mechanic's, laborer's, materialman's or similar statutory lien is filed against the Premises or any part thereof (unless such lien is filed with respect to work performed by Landlord, the cost of which is not Tenant's responsibility under this Lease), Tenant shall, within thirty (30) days after the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

      Section 14.3. No Authority to Contract in Name of Landlord; Notice of Completion. Tenant shall notify Landlord at least fifteen (15) days prior to the commencement of any Alterations at the Premises so that Landlord may post notices of non-responsibility; and Tenant hereby grants Landlord a right of entry onto the Premises for purposes of posting such notices. Upon completion of any Alterations, Tenant shall cause a notice of completion to be filed and recorded with the County Recorder's Office in the County where the Premises is located, and shall provide a copy of the recorded notice of completion to Landlord.

                                   ARTICLE 15
                                 LANDLORD'S WORK

      Section 15.1. Landlord's Work.

      (a) Landlord shall perform the work set forth in the Construction Drawings (as hereinafter defined) (collectively, "Landlord's Work"), in and to the Premises in order to prepare the same for Tenant's occupancy. Landlord shall file with the Governmental Authorities having jurisdiction any required plans and obtain all permits and approvals required. Landlord's Work shall be performed in a good and workmanlike manner substantially in accordance with the Construction Drawings and in compliance with all applicable Requirements. Except as expressly set forth in this Lease, Landlord shall not be required to perform any work to the Premises other than Landlord's Work. All other installations, facilities, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Premises for Tenant's occupancy shall be at Tenant's expense. Landlord shall not be required to do any of Landlord's Work which does not conform to any Requirement.

      (b) The parties hereto acknowledge that attached hereto as Exhibit E is a Work Letter setting forth the scope of Landlord's Work and approved by Landlord and Tenant (the "Work Letter"). Tenant further acknowledges that the dollar amounts set forth in the Work Letter are estimates only and that the cost of Landlord's Work as described in the Work Letter and/or any portions thereof may exceed the estimates set forth in the Work Letter. Immediately upon the execution hereof, Landlord's architect shall prepare construction plans and related specifications with respect to Landlord's Work (such plans and specifications, as finally approved by Landlord, Tenant and all Government Authorities having jurisdiction thereover shall be referred to herein collectively as the "Construction Drawings"). Any work, materials, equipment, finishes and improvements set forth on the Construction Drawings which are in excess of the Work Letter Standard, as defined below (including, without limitation, any work, materials, equipment, finishes and improvements that require additional time to perform or lead time to obtain than any work, materials, equipment, finishes and improvements set forth in the Work Letter) shall be referred to herein as "Above-Standard Work." The "Work Letter Standard" shall mean only work, materials, equipment, finishes and improvements that are substantially the same in every respect (including, without limitation, workmanship, quality, nature, type, cost and quantity) to the work, materials, equipment, finishes and improvements that are set forth in the Work Letter. The Construction Drawings shall (i) be engineering and architecturally complete and contain all information necessary for the construction and completion of the Landlord's Work; (ii) be coordinated with existing Building conditions and facilities; (iii) conform in all respects with all applicable Requirements; (iv) be based on, and consistent with, the Work Letter; and (v) conform to the Work Letter Standard, except that the Construction Drawings may include Above-Standard Work requested by Tenant, the cost of which, and delays caused by which, shall be borne by Tenant as provided below.

      Landlord's architect shall prepare the Construction Drawings. Tenant shall furnish Landlord's architect with all information requested by the architect in connection with its preparation of the Construction Drawings within five (5) business days after the architect's delivery of a request therefor, which request shall be in writing and shall be given to Tenant in accordance with
Article 22 hereof. Tenant represents that it has provided to Landlord's architect all information requested by the architect to date.

      Landlord shall cause its architect to simultaneously deliver the initial draft of the Construction Drawings to Landlord and Tenant.

      Tenant shall review and approve or disapprove the initial and any revised draft of the Construction Drawings by the delivery of notice thereof to Landlord and Landlord's architect, which notice ("Tenant's Plan Notice") must be received by Landlord within five (5) business days following Tenant's receipt of such draft of the Construction Drawings, time being of the essence. If Tenant fails to give such Tenant's Plan Notice in a timely manner, Tenant shall be deemed to have approved such Construction Drawings. If Tenant disapproves of such Construction Drawings, Tenant's Plan Notice must set forth in reasonable detail the grounds therefor, and Tenant acknowledges that it may only disapprove of any draft of the Construction Drawings if Tenant believes that such Construction Drawings fail to comply with the Work Letter Standard or include Above-Standard Work not requested by Tenant or Directrix. Tenant may also in Tenant's Plan Notice request changes to the Construction Drawings, provided that Tenant's Plan Notice shall set forth in reasonable detail the nature and scope of such work, materials, equipment, finishes or improvements requested by Tenant (the "Construction Drawings Changes").

      Following Landlord's receipt of Tenant's Plan Notice, Landlord shall review and approve or disapprove the draft of the Construction Drawings and any Construction Drawings Changes requested by Tenant by the delivery of notice thereof to Tenant and Landlord's architect, which approval shall not be unreasonably withheld. In the event Landlord shall not approve such draft of the Construction Drawings and/or any Construction Drawings Changes requested by Tenant, it shall indicate in writing to Tenant and Landlord's architect ("Landlord's Plan Notice") in reasonable detail (i) any corrections, modifications and/or clarifications thereto that are required (collectively, the "Corrections"), (ii) those item(s) of work, materials, equipment, finishes or improvements (collectively, the "Items") set forth on such draft of the Construction Drawings at Tenant's request or in the requested Construction Drawings Changes (if any) which is (are) in excess of the Work Letter Standard, and (iii) the number of days, if any, reasonably estimated by Landlord by which performance, installation or completion (as the case may be) of the Items shall delay (x) the substantial completion of Landlord's Work and/or (y) Studio A being in operational condition. If Tenant agrees with Landlord that the Items are in excess of the Work Letter Standard, Tenant shall within five (5) business days after the giving of Landlord's Plan Notice deliver a notice to Landlord either (i) directing Landlord to cause its architect to revise and resubmit to Landlord and Tenant a revised draft of the Construction Drawings eliminating the Items and incorporating the Corrections and/or (ii) acknowledging that (a) the Items are in excess of the Work Letter Standard (and accordingly that Tenant shall be responsible for the cost thereof and any such Items which constitute Construction Drawings Changes shall be incorporated into the Construction Drawings together with the Corrections), and (b) the Substantial Completion Date (and also the Studio A Delivery Date, to the extent that such Items shall cause a delay in Studio A being in operational condition) shall be deemed accelerated by one (1) day for each day of any delay in the substantial completion of Landlord's Work, or in Studio A being placed in operational condition, as the case may be, caused thereby.

      If Tenant in good faith disagrees with Landlord as to whether (i) the Construction Drawings comply with the Work Letter Standard or (ii) all or any of the Items are in excess of the Work Letter Standard, and the parties are unable to negotiate in good faith a resolution of such dispute within two (2) business days of Tenant's receipt of Landlord's Plan Notice, either party may submit the dispute for resolution by arbitration pursuant to the terms of Article 31 hereof. Notwithstanding anything herein to the contrary, the parties hereto acknowledge that the Studio A Delivery Date and the Substantial Completion Date each shall be deemed accelerated by one (1) day for each business day that Tenant fails to comply with the time periods set forth in this Section. Landlord shall be responsible for the conformance of the Construction Drawings and Landlord's Work to applicable Requirements.

      (c) Landlord shall use commercially reasonable diligent efforts to complete Landlord's Work promptly and to minimize any interference with Tenant's use of the Premises as a result thereof (subject to Unavoidable Delays and to Tenant Delays, and without being obligated to employ overtime labor or to incur any extraordinary costs in connection therewith). Tenant acknowledges that such work may interfere with Tenant's quiet enjoyment, as well as access, use and occupancy, of the Premises, however, and, except as expressly provided in
Section 2.2(c) above, Tenant hereby waives any and all claims against Landlord as a result thereof, including, without limitation, for damages to its property or its business. Landlord and Tenant shall cooperate with each other to endeavor to cause Landlord's Work to be performed in such manner as shall minimize any objectionable noise caused by Landlord's Work which may be heard within Studio A once Tenant commences to use Studio A for film production purposes (the "Noise Reduction Work"), provided that all additional costs incurred by Landlord in connection therewith shall be included in the cost of Landlord's Work and all delays caused by such efforts to minimize noise shall be deemed to be Unavoidable Delays. All proposed Noise Reduction Work that may result in an increase in the cost of Landlord's Work or that may cause delays in Landlord's Work shall be treated in the same manner as is any proposed change in Landlord's Work requested by Tenant (i.e., if such Noise Reduction Work is proposed prior to the approval by Landlord and Tenant of the final Construction Drawings, the same shall be dealt with in the same manner as is a Construction Drawings Change requested by Tenant pursuant to Section 15.1(b) above, and if such Noise Reduction Work is proposed after the approval by Landlord and Tenant of the final Construction Drawings, the same shall be dealt with in the same manner as is any change in Landlord's Work requested by Tenant to which Section 15.1(e) above applies), except that any delays caused by any Noise Reduction Work shall be deemed to be Unavoidable Delays, and not Tenant Delays.

      (d) Landlord's Work shall be deemed substantially completed when it is completed to such an extent that the Premises shall be legally occupiable for the conduct of a film production business and general office use associated therewith and only minor or insubstantial details of construction, mechanical adjustment or decoration shall remain to be performed, the completion of which shall not materially interfere with the use of the Premises as a film production business and general office use associated therewith; Landlord's Work shall be deemed substantially completed whether or not it has been performed or completed with respect to the Tanna Space and/or the FX Space. If substantial completion of Landlord's Work or the causing of Studio A to be in operational condition shall have been delayed by reason of Tenant Delay, Landlord's Work shall be deemed to have been substantially completed on the day it would have been completed if not for any such delay (or, as to Studio A, it shall be deemed to be in operational condition on the day it would have been in such condition, but for such delay). Not later than ten (10) days prior to substantial completion of Landlord's Work, Landlord shall provide Tenant with a notice for Tenant's architect to prepare a list which identifies (a) incomplete construction and (b) construction completed which is inconsistent with the Construction Drawings. Within five (5) days after receipt of such notice by Tenant, Tenant's architect shall provide Landlord with said list. Tenant may from time to time during the 120-day period following the Substantial Completion Date submit to Landlord supplemental statements specifying any incomplete or defective Landlord's Work and Landlord shall thereafter complete the same with reasonable diligence. In the event of any dispute between Landlord and Tenant as to whether or not Landlord has substantially completed Landlord's Work (or any part thereof) or as to whether Studio A is in "operational condition", then, such dispute shall be resolved by arbitration in accordance with Article 31 hereof.

      (e) At any time during the performance by Landlord of Landlord's Work (after Landlord and Tenant have approved the final Construction Drawings), Tenant or Directrix may deliver notice to Landlord requesting that Landlord perform, install or complete (as the case may be) additional item(s) of work, materials, equipment, finishes or improvements that is (are) not set forth on the Construction Drawings, which notice shall set forth in reasonable detail the nature and scope of such work, materials, equipment, finishes or improvements. Provided that such notice contains all information reasonably required by Landlord with respect thereto, Landlord, within five (5) business days of its receipt of such notice (or as promptly as reasonably possible where such task cannot reasonably be accomplished within such five (5) business day period), shall deliver notice to Tenant or Directrix, if Directrix made the request, setting forth its reasonable estimate of (i) the additional cost of such work, materials, equipment, finishes or improvements (which may, in Landlord's sole discretion, be based upon one or more bids obtained by Landlord) and (ii) the estimated number of days (if any) by which the performance, installation or completion (as the case may be) of such work, materials, equipment, finishes or improvements shall delay the substantial completion of Landlord's Work or Landlord's causing of Studio A to be in operational condition.

      If Tenant or Directrix (if Directrix made the request) agrees with such cost estimate, Tenant shall (and Directrix shall, if such proposed change was at Directrix' request), within two (2) business days of its receipt of such notice from Landlord, execute a written change order ("Change Order") with respect to such item(s) reasonably acceptable to Landlord and Tenant (and Directrix, if Directrix will also be signing such Change Order), it being agreed that (i) any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused thereby (not to exceed, however, the estimated number of days of such delay which were set forth in Landlord's notice given to Tenant or Directrix pursuant to the last sentence of the immediately preceding paragraph) shall constitute a Tenant Delay in accordance with the terms hereof and (ii) the agreed-upon cost of such item(s) shall be deemed to be a Playboy Office Work Change Cost (as defined below) if such requested change was at Tenant's request; otherwise such cost shall be deemed to be an Other Work Change Cost (as defined below). If Tenant (or Directrix) disagrees with such cost estimate, Tenant or Directrix, as the case may be, shall deliver notice to Landlord with respect thereto within two (2) business days of its receipt of such notice from Landlord. The parties shall negotiate in good faith a resolution of such dispute. If resolution of such dispute is not reached within three (3) business days of Landlord's receipt of such notice (and Tenant or Directrix, as the case may be, has not delivered notice to Landlord advising Landlord that it no longer wishes to have such additional item(s) of work, materials, equipment, finishes or improvements performed or installed (as the case may be), it being agreed that in the event Tenant or Directrix, as the case may be, delivers such aforementioned notice to Landlord, any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by Tenant's or Directrix' request with respect to the performance of such item(s) shall constitute a Tenant Delay in accordance with the terms hereof), either party may submit such dispute for resolution by arbitration pursuant to the terms of
Article 31 hereof. Notwithstanding anything herein to the contrary, if (i) the arbitrator resolves such dispute with respect to the cost of such item(s) in favor of Landlord, any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused thereby (including, without limitation, on account of (a) any stoppage in the performance of all or any part of Landlord's Work (Landlord hereby acknowledges that in connection with any request by Tenant for the performance of additional work, Landlord shall only cease or delay in proceeding with any segment or part of the Landlord's Work if such stoppage or delay is, in the reasonable discretion of Landlord, necessary or consistent with good construction practices), (b) the prosecution of an arbitration proceeding or bidding and/or
(c) the execution of a Change Order), shall constitute a Tenant Delay in accordance with the terms hereof and (ii) the arbitrator resolves such dispute with respect to the cost of such item(s) in favor of Tenant or Directrix, as the case may be, any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by such dispute and the resolution thereof (including, without limitation, on account of (a) any stoppage in the performance of Landlord's Work and/or (b) the prosecution of an arbitration proceeding or bidding), shall constitute an Unavoidable Delay in accordance with the terms hereof. In either event, Tenant (and Directrix, if applicable) shall immediately execute a Change Order with respect to such item(s) in the amount decided by the arbitrator in the manner (and with the consequences) set forth above. Any dispute hereunder between Landlord and Tenant (or Directrix) with respect to the length of any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition shall be resolved by arbitration pursuant to the terms of Article 31 hereof.

      (f) In the event that at any time after Landlord has approved the final Construction Drawings and has entered into a construction contract or construction management agreement with a general contractor or construction manager to perform Landlord's Work, Landlord determines in its reasonable discretion that a particular change in Landlord's Work is necessary (a "Landlord Change"), and if either (i) such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, is estimated to cause the Shared Excess to increase by more than $25,000, or (ii) the estimated cost of such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, in the aggregate with all prior implemented Landlord Changes shall cause the Shared Excess to increase by more than $100,000, or (iii) once all prior implemented Landlord Changes in the aggregate shall have caused the Shared Excess to increase by more than $100,000, such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, is estimated to cause the Shared Excess to increase by more than $5,000, Landlord shall deliver notice to Tenant of such proposed Landlord Change, which notice shall set forth in reasonable detail: (1) the nature and scope of such work, materials, equipment, finishes or improvements, (2) the estimated cost thereof (which may, in Landlord's sole discretion, be based upon one or more bids obtained by Landlord), and (3) Landlord's reasonable estimate of the number of days (if any) by which the performance, installation or completion (as the case may be) of such work, materials, equipment, finishes or improvements shall delay the substantial completion of Landlord's Work or Landlord's causing of Studio A to be in operational condition.

      Tenant shall not unreasonably withhold or delay its approval of the proposed Landlord Change. If Tenant desires to approve the proposed Landlord Change, Tenant shall, within two (2) business days of its receipt of such notice from Landlord, give notice of such approval to Landlord, it being agreed that
(i) any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by such Landlord Change (including without limitation, on account of (a) any stoppage in the performance of all or any part of Landlord's Work (Landlord hereby acknowledges that in connection with any request by Landlord for approval of a proposed Landlord Change Landlord shall only cease or delay in proceeding with any segment or part of the Landlord's Work if such stoppage or delay is, in the reasonable discretion of Landlord, necessary or consistent with good construction practices), (b) the prosecution of bidding and/or (c) the execution of a Change Order) shall constitute an Unavoidable Delay (except to the extent otherwise expressly provided below in this Section 15.1(f) and (ii) the cost of such Landlord Change shall be included in the Shared Excess and the parties' respective responsibility for such cost shall be determined in accordance with
Section 15.3(e) below. If Tenant desires to disapprove the proposed Landlord Change, Tenant shall deliver notice to Landlord with respect thereto within two
(2) business days of its receipt of such notice from Landlord, which notice shall be accompanied by a reasonably detailed explanation of the reason(s) for such disapproval, it being understood that the only grounds therefor may be (a) that the Landlord Change is not necessary or (b) that the issue to be resolved by the proposed Landlord Change could be resolved in an alternate manner at a lower cost or with less delay (such alternate resolution being an "Alternate Change"). If Tenant fails to give Landlord notice of its approval or disapproval of the proposed Landlord Change as required above within the two (2) business day period referred to above (time being of the essence), Tenant shall be deemed to have approved the proposed Landlord Change.

      If Tenant disapproves any proposed Landlord Change and Landlord nevertheless implements such Landlord Change, then promptly following the substantial completion of Landlord's Work the parties shall negotiate in good faith a resolution of such dispute. If resolution of all such disputes regarding Landlord Changes are not reached within ten (10) business days following the substantial completion of Landlord's Work, either party may submit such disputes for resolution by arbitration pursuant to the terms of Article 31 hereof. The parties hereby agree that:

            (i) If the arbitrator resolves any such disputed Landlord Change in favor of Landlord, the cost of such Landlord Change shall be included in the Shared Excess, and any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by the implementation of such Landlord Change shall constitute an Unavoidable Delay.

            (ii) If the arbitrator determines that any Landlord Change was not necessary, any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by the implementation of such Landlord Change, shall constitute neither a Tenant Delay nor an Unavoidable Delay, and the cost of such Landlord Change shall be Landlord's responsibility and shall not be included in the Shared Excess.

            (iii) If the arbitrator determines that the Alternate Change should have been implemented in lieu of any Landlord Change, only that delay that the arbitrator reasonably determines would have been caused by the implementation of the Alternate Change in lieu of the Landlord Change in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition shall be deemed to be an Unavoidable Delay, and only the additional cost that the arbitrator reasonably determines would have been caused by the implementation of the Alternate Change in lieu of the Landlord Change shall be included in the Shared Excess.

      Notwithstanding anything herein to the contrary, no approval by Tenant shall be required of any particular Landlord Change which is necessitated due to an emergency or which is reasonably estimated by Landlord's architect to cause the Shared Excess to increase by less than $25,000 (provided that the estimated cost of such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, in the aggregate with all prior implemented Landlord Changes or Alternate Changes shall not cause the Shared Excess to increase by more than $100,000; and, once all prior implemented Landlord Changes in the aggregate shall cause the Shared Excess to increase by more than $100,000, such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, is estimated to cause the Shared Excess to increase by less than $5,000). Any additional cost as a result of any such Landlord Change described in the preceding sentence shall be included in the Shared Excess (and the parties' respective responsibility for such cost shall be determined in accordance with section 15.3(e) below), and any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by such Landlord Change shall be deemed to be an Unavoidable Delay.

      The parties' respective responsibility for any Shared Excess resulting from any Landlord Change or Alternate Change shall be determined in accordance with Section 15.3(e) below.

      Any dispute hereunder between Landlord and Tenant with respect to any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition as a result of any Landlord Change or Alternate Change shall be resolved by arbitration pursuant to the terms of
Article 31 hereof, it being understood that the arbitrator(s) shall be bound by the provisions of this Section 15.1(f).

      (g) Studio A shall be deemed to be in "operational condition" when it meets the criteria set forth in Exhibit E-1 attached hereto. Notwithstanding that the control room area and the dressing room (as indicated on Exhibit F-2) are deemed to be part of Studio A, for purposes of determining the Landlord's Work to be performed with respect thereto pursuant to the Work Letter, such areas shall be deemed to be part of the Playboy Office Space.

      (h) Landlord represents that upon substantial completion of Landlord's
Work: the then existing electrical, plumbing, fire sprinkler, lighting and heating, ventilating and air conditioning systems shall be in good working order and the parking lot, as well as the structural elements of the roof, load bearing walls and foundations, shall be free of material defects.

      Section 15.2. No Representations as to Premises. Tenant acknowledges that Tenant is familiar with the Premises, the physical condition thereof and the leases and occupancies affecting the Premises. Except as otherwise expressly set forth in this Lease, Tenant accepts the Premises in the existing condition and state of repair, "as is", and Tenant agrees that, except as otherwise expressly provided in this Lease, no representations, statements or warranties, express or implied, have been made by or on behalf of Landlord with respect to the Premises, the status of title to the Premises, the physical condition thereof, the tenants and occupants thereof, the zoning or other laws, regulations, rules and orders applicable thereto, or the use that may be made of the Premises.

      Section 15.3. (a) Unused Playboy Allowance. To the extent that the cost to Landlord to fully complete the Playboy Office Work (as defined below) shall be less than $1,862,200 in the aggregate ($40 per square foot times the number of square feet with respect to which such work shall be performed being set forth in Sections A and B of Work Group 1 of the Work Letter, and such difference between such cost and $1,862,200 being the "Unused Playboy Allowance"), the Unused Playboy Allowance shall be credited against the first installments of Base Rent and Additional Rent payable by Tenant under this Lease. The "Playboy Office Work" shall mean that work which is described in Sections A and B of Work Group 1 of the Work Letter. Notwithstanding anything in this Lease to the contrary, if (x) Tenant requests Above-Standard Work with respect to the areas of the Premises where the Playboy Office Work is being performed and/or changes to the Playboy Office Work which exceed the Work Letter Standard, Tenant shall be entirely responsible for the increase in the cost of the Playboy Office Work which results from such Above-Standard Work and/or changes to the extent that such Above-Standard Work and/or changes cause the cost of Landlord's Work to exceed the Landlord Work Allowance (as defined below) and/or (y) subject to the immediately succeeding sentence, Tenant requests a floor finish which costs in excess of $2.00 per square foot (as contemplated by Sections A.3 and B.3 of Work Group 1 of the Work Letter), Tenant shall be entirely responsible for the cost of such floor finish to the extent that such cost exceeds $2.00 per square foot (the aggregate of the costs to be borne by Tenant pursuant to (x) and (y) above in this paragraph being the "Playboy Office Work Change Costs"). Notwithstanding the foregoing provisions of this Section 15.3(a), to the extent that there is an Unused Playboy Allowance following the completion and payment in full for the Playboy Office Work, such Unused Playboy Allowance may be applied toward the Playboy Office Work Change Costs.

      (b) Other Work. The "Other Work" shall mean those portions of Landlord's Work other than the Playboy Office Work and other than the work set forth in Work Group 3-Base Building Work of the Work Letter. Notwithstanding anything in this Lease to the contrary, if (x) Tenant (or Directrix) requests Above-Standard Work with respect to the areas of the Premises where the Other Work is being performed and/or changes to the Other Work which exceed the Work Letter Standard, Directrix shall be entirely responsible for the increase in the cost of the Other Work which results from such Above-Standard Work and/or changes and/or (y) Tenant (or Directrix) requests a floor finish which costs in excess of $2.00 per square foot (as contemplated by Sections D.3 and E.3 of Work Group 2 of the Work Letter), Directrix shall be entirely responsible for the cost of such floor finish to the extent that such cost exceeds $2.00 per square foot (the aggregate of the costs to be borne by Directrix pursuant to (x) and (y) above in this paragraph being the "Other Work Change Costs").

      (c) Base Building Work. The "Base Building Work" shall mean those portions of Landlord's Work set forth in Work Group 3-Base Building Work of the Work Letter. Notwithstanding anything in this Lease to the contrary, if Tenant (or Directrix) requests Above-Standard Work with respect to the Base Building Work and/or changes to the Base Building Work which exceed the Work Letter Standard, the requesting party (i.e., Tenant or Directrix, as the case may be) shall be entirely responsible for the increase in the cost of the Base Building Work which results from such Above-Standard Work and/or changes (if Directrix is the requesting party, such costs shall be included in the Other Work Change Costs, and if Tenant is the requesting party, such costs shall be included in the Playboy Office Work Change Costs).

      (d) Provided no Event of Default shall then be outstanding, Landlord shall fund the first $4,000,000 worth (the "Landlord Work Allowance") of Landlord's Work (other than the Playboy Office Work Change Costs and the Other Work Change Costs) at its expense. The Landlord Work Allowance shall be applied toward the following: the payment of architectural, engineering, construction management and other consultant's fees incurred by Landlord (including without limitation fees for supervision of Landlord's Work charged by outside consultants retained by Landlord, but excluding fees for such supervision by Landlord or its own employees), as well as the cost of preparing and filing any plans (to the extent such fees and costs are incurred by Landlord); insurance with respect to Landlord's Work; as well as for the general contractor's overhead, general conditions and profit and all "hard costs" which hard costs shall include all forms of construction, alterations and decoration work permanently included in the Premises as part of Landlord's Work (it is understood that all of the foregoing costs are included in the cost of Landlord's Work). The Unused Playboy Allowance, if any, shall be included in the cost of Landlord's Work, and except as expressly permitted in the last sentence of Section 15.3(a) as to the Playboy Office Work Change Costs only, the Landlord Work Allowance shall not be applied toward the Playboy Office Work Change Costs or the Other Work Change Costs.

      (e) If (1) the aggregate cost of Landlord's Work (exclusive of the Playboy Office Work Change Costs and the Other Work Change Costs) shall exceed (2) an amount equal to the difference between the Landlord Work Allowance and the Unused Playboy Allowance (if there shall be no Unused Playboy Allowance then for purposes of this calculation the Unused Playboy Allowance shall be deemed to be $0.00), such excess of (1) over (2) (the "Shared Excess") shall be borne by Landlord, Tenant and Directrix as follows: (x) Directrix shall be responsible for two thirds of the Shared Excess which is attributable solely to those portions of the Premises where the Other Work is being performed (such portions being the "Other Work Space", and Landlord shall be responsible for one third of the Shared Excess which is attributable solely to the Other Work Space; (y) Tenant shall be responsible for one-half of the Shared Excess which is attributable solely to those portions of the Premises where the Playboy Office Work is being performed (such portions being the "Playboy Office Space"), and Landlord shall be responsible for one-half of the Shared Excess which is attributable solely to the Playboy Office Space; and (z) that portion of the Shared Excess which is not attributable solely to either the Other Work Space or the Playboy Office Space (e.g., those portions of Landlord's Work which are set forth in Work Group 3 of the Work Letter) shall be borne equally by Landlord, Tenant and Directrix (i.e., each party shall be responsible for one third of the Shared Excess). Once the Accepted Bid (as defined below) has been determined by Landlord, Landlord shall give notice of the same to Tenant and to Directrix, which notice shall set forth each party's share of the Shared Excess based upon such Accepted Bid. Landlord shall be permitted from time to time to revise its determination of the Shared Excess.

      (f) Notwithstanding anything in this Lease to the contrary (including without limitation any provisions of this Article 15 that deem any portion of the cost of Landlord's Work to be Directrix' responsibility), Landlord shall bill Tenant from time to time (but not more often than monthly) for the Playboy Office Work Change Costs, the Other Work Change Costs and for Tenant's and Directrix' shares of the Shared Excess as and when such costs are incurred by Landlord, and Tenant shall pay such amounts to Landlord as Additional Rent within ten (10) days after Landlord's demand therefor, which demand shall be accompanied by invoices or other reasonably satisfactory evidence of such amounts and which will set forth which of the amounts constitute the Playboy Office Work Change Costs, the Other Work Change Costs, Tenant's share of the Shared Excess and Directrix' share of the Shared Excess. Notwithstanding anything in this Lease to the contrary (including without limitation any provisions of this Article 15 that deem any portion of the cost of Landlord's Work to be Directrix' responsibility), Tenant shall be liable to Landlord for all of such costs and all such costs shall be deemed to be Additional Rent under this Lease, and Landlord shall have no obligation to seek payment of such costs from Directrix.

      (g) The parties acknowledge that, at Tenant's request, Landlord shall obtain bids on the work set forth in Exhibit E-2 attached hereto as part of Landlord's bidding process for Landlord's Work. Tenant acknowledges that should Tenant direct Landlord to perform any of such work, such work shall be deemed to be Above-Standard Work (accordingly, any delays caused thereby shall be deemed to be Tenant Delays), and the cost of such work shall be included in the Playboy Office Work Change Costs. The cost of any Above-Standard Work which is not attributable solely to either the Other Work Space or the Playboy Office Space (e.g., those portions of Landlord's Work which are set forth in Work Group 3 of the Work Letter) shall be borne by the party who requested such Above-Standard Work (i.e., if Directrix requested such work, the cost thereof shall be included in the Other Work Change Costs, and if Tenant requested such work, the cost thereof shall be included in the Playboy Office Work Change Costs).

      (h) If the aggregate cost of Landlord's Work (inclusive of the Playboy Office Work Change Costs and the Other Work Change Costs) shall be less than $4,000,000, then notwithstanding anything herein to the contrary, to the extent of the difference between (x) $4,000,000 and (y) the aggregate cost of Landlord's Work (inclusive of the Playboy Office Work Change Costs and the Other Work Change Costs, but after first deducting therefrom an amount equal to the Unused Playboy Allowance, if any) (such difference being the "Difference"), Landlord shall be solely responsible for any increases in the cost of Landlord's Work which are caused by any necessary variation in the Construction Drawings from the Work Letter Standard (1) due to the field dimensions and conditions being at variance from information available at the time of the execution and delivery of this Lease by Landlord and Tenant; or (2) in order to comply with any Requirements, provided that Landlord may apply any unused portions of the Landlord Work Allowance to such costs. Tenant acknowledges that its right to the Unused Playboy Allowance pursuant to Section 15.3(a) above is subject to Landlord's right to apply the same as set forth above in this paragraph.

      (i) Upon receipt of the final Construction Drawings, Landlord shall solicit bids to perform Landlord's Work for, at Landlord's option, either a stipulated sum or a guaranteed maximum price from a list of independent reputable general contractors which list shall include up to three (3) contractors selected by Tenant and reasonably approved by Landlord (provided that Tenant submitted such contractors to Landlord for its approval on or before July 21, 2001). Landlord's bid proposal shall require that such bids be received simultaneously by Landlord and Tenant within the period (the "Bid Period") ending 15 days after delivery by Landlord to the contractors of the bid proposal. Landlord may, at its option, disregard any bids not submitted in a timely manner. Landlord shall accept one of such bids within ten (10) days after the end of the Bid Period, and Landlord may, in its reasonable discretion, accept either one of the two lowest of such bids. Tenant acknowledges, however, that Landlord also may consider in its reasonable discretion any relevant factors other than price in determining which bid to accept, such as factors which may affect Landlord's ability to perform Landlord's Work in a timely manner (including without limitation the time proposed by the contractor to complete the work and whether union labor will be employed), and the expected quality of the work; and Tenant further acknowledges that Landlord may in good faith select a higher bid in the event that Landlord reasonably determines that any one or more other factors affecting Landlord's Work outweighs any savings in cost that would result from Landlord's selection of one of the two lowest bids. Landlord shall require any general contractor retained by it to perform Landlord's Work to provide customary warranties with respect thereto, and Landlord shall endeavor to cause provisions substantially similar to those set forth in Exhibit E-3 to be included in its contract with the general contractor retained by Landlord to perform Landlord's Work, provided that Landlord shall have no liability whatsoever if the general contractor is not willing to agree to any of such provisions or similar provisions, nor shall Landlord be obligated to incur any additional costs in order to cause the general contractor to be willing to agree to any of such provisions. Landlord shall permit Tenant to review and comment upon any proposed construction contract with respect to Landlord's Work between Landlord and its general contractor, and Landlord agrees to consider such comments in good faith; however, Tenant acknowledges that Landlord shall be under no obligation to accept such comments and that the terms of any such contract shall be determined by Landlord in its sole discretion. The bid accepted by Landlord pursuant to this Section 15.3(f) shall be the "Accepted Bid".

      (j) Tenant shall have the right, upon reasonable notice to Landlord, to inspect Landlord's Work at reasonable times; provided however, that Tenant shall have no authority to advise any contractor that it is rejecting any work nor interfere with Landlord's Work and Tenant's failure to inspect Landlord's Work shall in no event constitute a waiver of any of Tenant's rights under this
Article 15 nor shall Tenant's inspection of the Landlord's Work constitute Tenant's approval of the same. Any delays in Landlord's Work caused by any such inspection by Tenant shall be deemed to be Tenant Delays.

      Section 15.4. Landlord's Costs. Notwithstanding anything herein to the contrary, the following costs shall be borne solely by Landlord (i.e., the Landlord Work Allowance shall not be applied to such costs and they shall not be included in the Shared Excess):

      (a) any corrections or changes that need to be made to Landlord's Work due to either the failure by the Construction Drawings or Landlord's Work to conform to applicable Requirements in effect at the time a final sign-off from the applicable Governmental Authority with respect to Landlord's Work is issued;

      (b) all costs incurred by Landlord in order to cause the Premises to comply with applicable Requirements, if any, relating to earthquakes in order to procure a final sign-off from the applicable Governmental Authority with respect to Landlord's Work; and

      (c) all costs incurred by Landlord in excess of the estimated amounts allocated thereto in Sections A.3, B.3, D.3 and E.3 of the Work Letter in order to cause the floors to be level and in industry appropriate condition for the applicable floor finishes to be placed thereon.

      Section 15.5. Disputes. Any dispute between the parties as to any of the matters set forth in this Article 15 shall be resolved by arbitration in accordance with Article 31 below.

                                   ARTICLE 16
                       LIMITATION OF LANDLORD'S LIABILITY

      Landlord is not liable for any injury or damage to Tenant or to any party happening on, in or about the Premises and its appurtenances, nor for any injury or damage to the Premises or to any property belonging to Tenant or to any other party that may be caused by fire, breakage, or by the use, misuse or abuse of any portion of the Premises (including, but not limited to, any of the common areas within the Premises, elevators, hatches, openings, installations, stairways or hallways), nor the streets or sidewalk areas within the Premises, or which may arise from any other cause whatsoever, unless caused by the negligence or intentionally tortious acts of Landlord, its agents or employees. In no event shall Landlord be liable to Tenant for consequential damages.

                                   ARTICLE 17
                     INDEMNIFICATION OF LANDLORD AND TENANT

      Section 17.1. Tenant's Obligation to Indemnify. To the fullest extent permitted by law (but subject to the release and waiver of subrogation set forth in Section 6.9 above), Tenant shall indemnify Landlord (which, for purposes of this Article, shall include the directors, officers, managers, employees, shareholders, partners, members, agents and servants of Landlord) and hold Landlord harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, architects' and attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the Term, except to the extent caused by Landlord's breach of the provisions of this Lease, or the negligence or intentionally tortious acts of Landlord, its agents or employees and provided that in no event shall Tenant be liable to Landlord for consequential damages:

      (a) Alterations. Alterations or any other work or act (other than any work or act of Landlord) done in, on or about the Premises or any part thereof;

      (b) Use. The use, non-use, possession, occupation, alteration, condition, operation, maintenance or management of the Premises or any part thereof or of any street, alley, sidewalk, curb, passageway, gutter, or space comprising a part thereof or adjacent thereto;

      (c) Act or Failure to Act of Tenant/Subtenant. Any act or failure to act on the part of Tenant or any subtenant or any of its or their respective officers, agents, contractors, servants, employees, licensees or invitees;

      (d) Accidents, Injury to Person or Premises. Any accident, injury (including death) or damage to any Person or property occurring in, on or about the Premises or any part thereof or in, on or about any street, alley, sidewalk, curb, passageway, gutter, space comprising a part thereof or adjacent thereto;

      (e) Rent Obligations. Any failure on the part of Tenant to pay Rent or to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with and the exercise by Landlord of any remedy provided in this Lease with respect thereto;

      (f) Liens, Claims. Any lien or claim which may be alleged to have arisen against or on the Premises, or any part thereof, or against any of the assets of, or funds appropriated to, Landlord or any liability which may be asserted against Landlord with respect thereto, which lien or claim arising out of any work done by or for Tenant or any person claiming under or through Tenant (other than Landlord's Work to the extent that Landlord bears the cost of the same);

      (g) Default of Tenant. Any failure on the part of Tenant to keep, observe, comply with and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in the Subleases or other contracts and agreements affecting the Premises or any part thereof, on Tenant's part to be kept, observed or performed; and

      (h) Contests and Proceedings. Any contest undertaken by Tenant permitted pursuant to the provisions of this Lease.

      Section 17.2. Contractual Liability. The obligations of Tenant under this Article shall not be affected in any way by the absence of insurance coverage or by the failure or refusal of any insurance carrier to perform any obligation on its part to be performed under insurance policies affecting the Premises.

      Section 17.3. Landlord's Obligation to Indemnify. Subject to the waiver of subrogation set forth in Section 6.9 above, Landlord shall indemnify and save harmless Tenant against and from all liabilities, obligations, damages, costs and expenses for which Tenant shall not be reimbursed by insurance (including reasonable attorneys' fees, paid, suffered or incurred), but only to the extent the same (a) is caused by a breach by Landlord, Landlord's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of the Landlord, Landlord's agents, contractors or employees or (b) arises out of the performance by Landlord of Landlord's Work (except to the extent of any payments toward the cost of the same for which Tenant or Directrix is responsible under Article 15 above). In no event, however, shall Landlord be liable for any consequential damages.

      Section 17.4. Defense of Claim, Etc. If any claim, action or proceeding is made or brought against Landlord by reason of any event to which reference is made in Section 17.1 hereof, or against Tenant, by reason of any event to which reference is made in Section 17.3 hereof, then, upon demand by the indemnified party, the indemnifying party shall resist, defend or satisfy such claim, action or proceeding in the indemnified party's name, if necessary, by the attorneys for the indemnifying party's insurance carrier (if such claim, action or proceeding is covered by insurance), or by such other attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the indemnified party may engage its own attorneys to defend it or to assist in its defense and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys of the indemnified party.

      Section 17.5. Survival Clause. The provisions of this Article shall survive the Expiration Date.

                                   ARTICLE 18
                          RIGHT OF ENTRY AND INSPECTION

      Section 18.1. Permission to Enter Premises. Tenant shall permit Landlord and its agents, employees and representatives to enter the Premises at all reasonable times for the purpose of (a) inspecting it to determine whether Tenant is in compliance with its obligations hereunder, (b) making in the case of an Emergency, or following an Event of Default, any necessary repairs to the Premises and performing any other work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work and (c) exhibiting the Premises to prospective purchasers or to prospective lenders or mortgagees or to prospective assignees of any such lenders or mortgagees or, during the last eighteen (18) months of the Term, to prospective tenants. Landlord shall give Tenant not less than twenty-four (24) hours notice of such entry and such entry shall be limited to business hours on business days, except in the case of an Emergency, in which event no notice shall be required and such entry shall not be limited to business hours on business days. Tenant may, at its option, have a representative of Tenant accompany Landlord during such entry into the Premises. "Emergency" shall mean a condition presenting, in the judgment of Landlord, imminent danger to the health or safety of persons or damage to property. Notwithstanding the foregoing, Landlord shall have no access to any studios located within the Premises during their regular hours of operation provided that Landlord shall have been given reasonable prior notice of such regular hours, except (i) with the prior permission of Tenant, which shall not be unreasonably withheld or delayed, and (ii) in the event of an Emergency. In the event any access to Tenant's studios is required, (a) Tenant shall act reasonably in coordinating such access at no additional cost to Landlord and (b) Landlord and its representatives shall use reasonable efforts to minimize any interference with the operation of the studios, which reasonable efforts shall include, to the extent reasonably necessary, the employment of overtime labor at Landlord's expense in connection therewith.

      Section 18.2. No Liability of Landlord for Disturbance. Except to the extent caused by the negligence or intentionally tortious acts of Landlord, its agents or employees, or by the breach by Landlord of its obligations under
Section 18.1 above, Landlord shall not be liable for any inconvenience, annoyance, disturbance, or other damage of Tenant or any subtenant by reason of the making of such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby. In no event, however, shall Landlord be liable for consequential damages.

                                   ARTICLE 19
                 PARTY'S RIGHT TO PERFORM THE OTHER'S COVENANTS

      Section 19.1. Landlord's Right to Perform Tenant's Obligations. If there is an Event of Default or an Emergency, Landlord may, but shall be under no obligation to, at Tenant's expense and upon not less than ten (10) days' prior notice (except in the event of an Emergency, in which case no notice shall be required) perform the obligation, the breach of which gave rise to such Event of Default, or make a necessary repair or perform necessary work in the case of an Emergency, without waiving or releasing Tenant from any of its obligations contained herein.

      Section 19.2. Alterations. If having commenced any Alteration, Tenant fails to complete it or fails diligently and continuously to perform any Alteration to completion, Landlord may commence or complete such Alteration at Tenant's expense, and without any liability to any person, including Tenant, by reason thereof.

      Section 19.3. Right to Reimbursement. If Landlord elects to complete any such Alteration, Tenant, on Landlord's demand, shall pay to Landlord the commercially reasonable costs incurred by Landlord to complete the Alteration.

      Section 19.4. Discharge of Liens. If Tenant fails to cause any mechanic's laborer's, vendor's, materialman's or similar statutory lien to be discharged or bonded in accordance with the provisions hereof, Landlord may, but is not obligated to, discharge those of record either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Landlord may also compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances.

      Section 19.5. Reimbursement For Amounts Paid by Landlord Pursuant to this Article. Any amounts paid by Landlord in performing Tenant's obligations under this Lease, including all costs and expenses incurred by Landlord in connection therewith, shall be paid to Landlord on Landlord's demand and shall bear interest at the Late Charge Rate until paid. All such items payable to Landlord shall be deemed Additional Rent under this Lease.

      Section 19.6. Waiver, Release and Assumption of Obligations. Landlord's payment or performance pursuant to the provisions of this Article shall not be, nor be deemed to be (a) a waiver or release of the any Event of Default with respect thereto (or any past or future Events of Default of the same nature) or of Landlord's right to terminate this Lease and/or to take such other action as may be permissible hereunder, or (b) Landlord's assumption of Tenant's obligations to pay or perform any of Tenant's past, present or future obligations hereunder.

      Section 19.7. Proof of Damages. Landlord is not limited, in the proof of any damages that it may claim against Tenant arising out of, or by reason of, Tenant's failure to provide and keep insurance in force in accordance with the provisions of this Lease, to the amount of the insurance premium or premiums not paid. However, Landlord is entitled to recover, as damages for such Event of Default, the uninsured amount of any loss and damage sustained or incurred by it and the costs and expenses of any suit in connection therewith, including, without limitation, attorneys' fees and disbursements.

      Section 19.8. Tenant's Right to Perform Landlord's Obligations. If Landlord defaults in the observance or performance of any term or covenant on its part to be performed under this Lease, then Tenant, in addition to any other remedy it may have, may give notice thereof to Landlord, which notice shall specifically state that if Landlord fails to cure such default, Tenant shall seek to cure such default and exercise the remedies available to it pursuant to this Section 19.8. If, within ten (10) business days after Landlord's receipt of such notice, Landlord does not commence to cure such default, Tenant may give a second notice to Landlord, which notice shall specifically state that it is the second notice being given with respect to such default pursuant to this Section
19.8 and also shall specifically state that if Landlord fails to cure such default, Tenant shall seek to cure such default and exercise the remedies available to it pursuant to this Section 19.8. If within five (5) business days after Landlord's receipt of Tenant's second notice Landlord still shall not have commenced to cure such default, Tenant may undertake to cure the same (provided that Tenant complies with the requirements of Article 12 (other than any required approval by Landlord) and any other applicable provisions of this Lease with respect thereto) and, provided that Landlord had been in default of the obligation in question, may recover the reasonable cost thereof from Landlord. Notwithstanding the foregoing, Tenant shall not be obligated to give either of the notices set forth above in the event of an emergency (i.e., threat of imminent damage to property or bodily injury), provided that Tenant shall use reasonable efforts to contact by telephone Landlord's representative whose name and telephone number shall have been provided to Tenant to advise such representative of such situation and Tenant's intention to take action to remedy the same. As of the date hereof, Landlord's representative for such purposes is David Moson, (212) 644-8611. If Landlord disputes Tenant's entitlement to reimbursement of such cost for any reason, then the dispute shall be resolved by arbitration in accordance with Article 31 hereof, it being understood that if Tenant's position is sustained in such arbitration, in addition to any other remedy that Tenant may have, Tenant may elect to offset such unpaid sum against ensuing installments of Base Rent and Additional Rent due under this Lease. Tenant acknowledges that it may not elect such offset right unless and until Tenant's position is sustained in such arbitration. It is understood that Landlord's failure to respond to any notice given by Tenant pursuant to this
Section 19.8 shall not be construed as an admission by Landlord as to any alleged default.

      Section 19.9. Amounts owed by Landlord to Tenant. Any amounts owed by Landlord to Tenant pursuant to this Lease shall bear interest at the Late Charge Rate from the date due until paid (or, but only to the extent permitted in Section 19.8 above, offset by Tenant).

                                   ARTICLE 20
                      PERMITTED USE; NO UNLAWFUL OCCUPANCY

      Section 20.1. Type of Use. Tenant shall use and operate the Premises throughout the Term for any lawful use provided that Tenant shall, at its sole cost and expense, procure any necessary permits, certificates, licenses or other authorizations required for any such use and such use must comply with the certificate of occupancy for the Premises. Without limiting the generality of the foregoing, Landlord acknowledges that the named Tenant (i.e., Playboy Entertainment Group, Inc.) intends to use portions of the Premises for the production of adult entertainment, which will include the filming, taping, photography and other recording and imaging of explicit sexual content.

      Section 20.2. Prohibited Uses. Tenant shall not use or occupy, nor permit or suffer the Premises or any part thereof, to be used or occupied for any unlawful or illegal business, use or purpose, or in any way in violation of any applicable Requirements or the certificate of occupancy for the Premises. Immediately upon its discovery of any such unlawful or illegal business or use, Tenant shall take all necessary steps, legal and equitable, to compel the discontinuance of such business or use, including, if necessary, the removal from the Premises of any subtenants using any portion of the Premises for any unlawful or illegal business, use or purpose.

      Section 20.3. Restriction of Public Use. Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public without restriction or in such manner as might reasonably tend to impair title to the Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

      Section 20.4. Hazardous Materials. (a) Tenant may cause or permit "Hazardous Materials" (as defined in Section 20.5(d) below) to be brought, kept or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, provided that Tenant complies with all Laws with respect thereto and provided that Tenant shall be solely responsible for any increase in the cost of any insurance maintained pursuant to Article 6, as well as of any increase in any other cost with respect to the operation of the Building, which is caused thereby. Tenant shall not be responsible for the presence of Hazardous Material in or about the Premises which result from the underground migration of Hazardous Materials to the Premises after the Commencement Date from other sites, which is not caused by Tenant, or its agents, contractors, invitees or employees. Tenant hereby indemnifies Landlord, agrees to defend Landlord and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses including, without limitation, sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise as a result of Hazardous Materials being be brought, kept or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, and/or as a result of the underground migration of Hazardous Materials to the Premises after the Commencement Date from other sites, which is caused by Tenant, or its agents, contractors, invitees or employees. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises, which Hazardous Material was caused or permitted to be brought, kept or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

      (b) Landlord represents that, to its knowledge, except as disclosed in the following reports: Phase I Environmental Site Assessment Update Dated April 24, 2001; Tank Removal and Remedial Excavation Report Dated November 24, 1998; Underground Storage Tank Investigation Dated April 1, 1998; and Phase I Environmental Site Assessment Dated February 16, 1999, receipt of which is acknowledged by Tenant, Landlord is not aware of the existence of any Hazardous Material at the Premises. Landlord hereby indemnifies Tenant, agrees to defend Tenant and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses including, without limitation, sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise during the Term of this Lease as a result of the presence, prior to the Commencement Date, of materials at the Premises, which constitute "Hazardous Material," as well as which result from the underground migration of Hazardous Materials to the Premises after the Commencement Date from other sites, which is not caused by Tenant, or its agents, contractors, invitees or employees. This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises and is subject to Tenant using commercially reasonable efforts not to disturb any Hazardous Material. Provided that Tenant uses its commercially reasonable efforts not to disturb any such asbestos, if any asbestos which is present at the Premises as of the date hereof must be abated at any time during the Term in order to comply with any Laws, Landlord at its expense shall encapsulate or otherwise abate the same to the extent necessary in order to comply with such Laws.

      (c) It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material in excess of ordinary office or studio/film production use (and it being understood that any such permitted use must comply with all Laws); (ii) the proposed assignee or subtenant has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such assignee's or subtenant's actions or use of the property in question; or (iii) the proposed assignee or subtenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

      (d) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under
Article 9 or defined as "Hazardous" or "Extremely Hazardous" pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20,
(viii) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.ss.1317), (ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq. (42 -- --- U.S.C.ss.6903), or (x) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S. C.ss.9601 et seq. (42 U.S.C.ss.9601).

      (e) As used herein, the term "Laws" means any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Material affecting the Premises, including, without limitation, the laws, ordinances, and regulations referred to in Section 20.5(d) above.

      (f) The indemnities by each party pursuant to this Article 20 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 21
           EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES, ETC.

      Section 21.1. Events of Default. Each of the following events shall constitute an "Event of Default" hereunder:

      (a) if Tenant shall default in the payment of Base Rent and such default shall continue for a period of five (5) days after notice from Landlord of such default, or if Tenant shall default in the payment of any other Rent or other sums required to be paid by Tenant hereunder on the due date thereof, and such default shall continue for a period of five (5) days after notice from Landlord of such default;

      (b) if Tenant enters into an assignment, sublease or other transfer without compliance with the provisions of this Lease and such assignment, sublease or other transfer is not made to comply with the provisions of this Lease, or canceled, within thirty (30) calendar days after Landlord's notice thereof to Tenant;

      (c) if Tenant fails to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and such failure continues for a period of thirty (30) calendar days after notice thereof by Landlord to Tenant specifying such failure (unless such failure requires work to be performed, acts to be done or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30) calendar day period, in which case no Event of Default shall be deemed to exist as long as Tenant has commenced curing the same within such thirty (30) calendar day period and shall diligently and continuously prosecutes the same to completion); any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure 1161 (regarding unlawful detainer) or any successor statute;

      (d) to the extent permitted by law, if Tenant is generally not paying its debts as they become due, or admits, in writing, that it is unable to pay its debts as they become due;

      (e) to the extent permitted by law, if Tenant makes an assignment for the benefit of creditors;

      (f) to the extent permitted by law, if Tenant files a voluntary petition under Title 11 of the United States Code or if such petition is filed against Tenant and an order for relief is entered, or files any petition or answer seeking, consenting to or acquiescing in, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other statute or law (any of the foregoing being a "Bankruptcy Event"), or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of all or any substantial part of its properties or of the Premises or any interest of Tenant therein;

      (g) to the extent permitted by law, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other statute or law, such proceeding is not dismissed, or if, within thirty (30) days after the appointment, without the consent or acquiescence of Tenant, or of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of all or any substantial part of its properties or of the Premises or any interest of Tenant therein, such appointment is not vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment is not vacated;

      (h) if a levy under execution or attachment shall be made against the Premises or any part thereof, the income therefrom, the Lease or the leasehold estate created thereby and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days;

      (i) intentionally omitted;

      (j) if Tenant fails to observe or perform one or more of the terms, conditions, covenants or agreements of any Leasehold Mortgage beyond any applicable notice and/or cure period;

      (k) abandonment of the Premises, or Tenant's failure to accept tender of possession of the Premises;

      (l) the taking in execution or by similar process or law (other than by eminent domain) of the leasehold estate hereby created;

      (m) Tenant's failure to cause to be released or discharged by bonding any mechanics' liens filed against the Premises, the land, the improvements or structures thereon or any part thereof, within thirty (30) days after notice that same have been filed or recorded;

      (n) Tenant's failure to deliver the certificate required under Article 26 or any written instrument required under Section 10.2 (d) within the time required, which failure continues for five (5) days after notice; or

      (o) Tenant's failure to maintain the insurance policies required pursuant to this Lease, which failure continues for a period of five (5) business days after notice.

      All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

      Section 21.2. Enforcement of Performance. If an Event of Default occurs, Landlord may elect, by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach thereof.

      Section 21.3. Remedies.

      (a) In the event of any Event of Default, Landlord may at any time thereafter, with or without notice or demand:

            (i) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such case, Landlord may enter into and repossess the Premises by summary proceeding, unlawful detainer, ejectment or otherwise, and remove all occupants thereof and, at Landlord's option, any property therein without being liable for any damages therefor. In such event Landlord shall be entitled to recover from Tenant all liabilities, damages, costs and expenses incurred by Landlord by reason of Tenant's default, including but not limited to: (i) the worth at the time of the award of the unpaid rent which had been earned or was payable at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned or payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all damages, liabilities, costs and expenses proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, refurbishment, repair, the cost of recovering possession of the Premises and making any necessary refurbishment and repairs; the cost of removing (and repairing any damage caused by such removal) and storage or disposal of Tenant's personal property, equipment, fixtures, alterations and tenant improvements, and expenses of reletting (including necessary refurbishment, repair, renovation or alteration of the Premises, Landlord's attorneys' fees and costs incurred in connection therewith, and any real estate commissions paid or payable); and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Requirements. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the prime rate of The Chase Manhattan Bank plus three percent (3%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subparagraph (iii) above, the "worth at time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant abandons the Premises, Landlord shall have the option of (x) taking possession of the Premises and recovering from Tenant the amount specified in this subparagraph, or (y) proceeding under the provisions of subparagraph (ii) below.

            (ii) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including the right to recover rent as it becomes due hereunder.

            (iii) Re-enter the Premises with or without terminating this Lease and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere or disposed of at the cost of and for the account of Tenant in accordance with the provisions of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this subsection (iii) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

            (iv) In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for all or any portion of the Lease Term of this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. If Landlord shall elect to so relet, then rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder and the balance, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs' and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting.

            (v) Pursue any other right or remedy now or hereafter available to Landlord hereunder or at law or in equity.

      Section 21.4. Intentionally Omitted.

      Section 21.5. Intentionally Omitted.

      Section 21.6. Receipt of Monies after Notice or Termination. No receipt of monies by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease (unless, before the termination of this Lease, such receipt cures the Event of Default which was the basis for the notice) shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy. After the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such monies collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

      Section 21.7. Waiver of Service. Tenant hereby expressly waives the service of any notice of intention to re-enter provided for in any statute or of the institution of legal proceedings in connection therewith and Tenant, for and on behalf of itself and all parties claiming through or under Tenant, also waives any and all rights (a) of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or (b) of re-entry or (c) of repossession or (d) to restore the operation of this Lease, if Tenant is dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their technical legal meanings.

      Section 21.8. Strict Performance. No failure by Landlord to insist upon Tenant's strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy available to Landlord by reason of an Event of Default, and no payment or acceptance of full or partial Rent during the continuance of any Event of Default, constitutes a waiver of any such Event of Default or of such covenant, agreement, term or condition. No failure by Tenant to insist upon Landlord's strict performance of any covenant, agreement, term or condition of this Lease, and no payment of full or partial Rent by Tenant during the continuance of any default by Landlord under this Lease, constitutes a waiver of any such default or of such covenant, agreement, term or condition.

      Section 21.9. Landlord's Right to Enjoin Defaults or Threatened Defaults. In the event that Tenant commits, threatens to commit, acquiesces or threatens in acquiesce to any act or occurrence which, with the passage of time and/or the giving of notice, would constitute an Event of Default, Landlord is entitled to enjoin such act or acquiescence and has the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise, other remedies that may be available to Landlord notwithstanding. In the event that Landlord commits, threatens to commit, acquiesces or threatens in acquiesce to any act or occurrence which, with the passage of time and/or the giving of notice, would constitute a default by Landlord under this Lease, Tenant is entitled to enjoin such act or acquiescence and has the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise, other remedies that may be available to Tenant notwithstanding.

      Section 21.10. Tenant's Payment of All Costs and Expenses. Tenant shall pay to Landlord all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. All of the sums paid or obligations incurred by Landlord, with costs and interest at the Late Charge Rate, shall be paid by Tenant to Landlord on demand.

      If Landlord or Tenant litigate any provision of this Lease or the subject matter thereof, the unsuccessful litigant shall pay to the successful litigant all reasonable attorneys' fees, disbursements and court costs incurred by the successful litigant at trial and on appeal.

      Section 21.11. Rights and Remedies Cumulative. Except to the extent expressly provided in this Lease, all rights and remedies of Landlord and Tenant provided in this Lease are cumulative and are not exclusive, and except as otherwise provided in this Lease, Landlord or Tenant may pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Article 21 shall limit or otherwise affect the obligation of either party hereto to indemnify, defend, protect and hold harmless the other party pursuant to any provision of this Lease.

                                   ARTICLE 22
                                     NOTICES

      Section 22.1. All Notices, Communications, etc., in Writing. Whenever it is provided herein that notice, demand, request, consent, approval or other communication shall or may be given to, or served upon, either of the parties by the or whenever either of the parties desires to give or serve upon the other any notice, demand, request, consent, approval or other communication with respect hereto or to the Premises, each such notice, demand, request, consent, approval or other communication shall be in writing and shall be effective for any purpose if given or served as follows:

      (a) If by Landlord, by nationally recognized overnight courier service or by mailing to Tenant by certified mail, postage prepaid, return receipt requested, addressed to Tenant, at the address set forth above, with a copy thereof to Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, 1900 avenue of the Stars, Suite 2100, Los Angeles, California 90067, Attn: Dennis B. Ellman, Esq., or to such other address(es) and attorney(s) as Tenant may from time to time designate by notice given to Landlord by certified mail.

      (b) If by Tenant, by nationally recognized overnight courier service or by mailing to Landlord by certified mail, postage prepaid, return receipt requested, addressed to Landlord at the address first set forth above, with a copy thereof to Bingham Dana LLP, 399 Park Avenue, New York, New York 10022,
Attn: Robert M. Safron, Esq., or to such other address(es) and attorney(s) as Landlord may from time to time designate by notice given to Tenant by certified mail.

      Section 22.2. Service. Every notice, demand, request, consent, approval or other communication hereunder shall be deemed to have been given or served (i) three (3) business days after the same shall be deposited in the United States mails, postage prepaid, return receipt requested, as aforesaid, or (ii) one (1) business day after being deposited with a nationally recognized overnight courier service. Notices given by the parties' attorneys shall be valid, provided the same are given in accordance with the terms of this Article.

                                   ARTICLE 23
                              Intentionally Omitted

                                   ARTICLE 24
                              Intentionally Omitted

                                   ARTICLE 25
                             EXCAVATIONS AND SHORING

      If any excavation is made or contemplated for construction or other purposes upon property adjacent to the Premises, Tenant shall afford to Landlord or the party or parties causing or authorized to cause such excavation the right to enter upon the Premises in a reasonable manner for the purpose of doing such work as may be necessary to preserve any of the walls or structures of the Premises from injury or damage and to support the same by proper foundations. Tenant shall not, by reason of any such excavation or work, have any claim against Landlord for damages or for indemnity or for suspension, diminution, abatement, or reduction of Rent payable by Tenant hereunder.

                                   ARTICLE 26
                       CERTIFICATE OF TENANT AND LANDLORD

      Each of Landlord and Tenant shall, within fifteen (15) days after notice from the other, execute, acknowledge and deliver to the other or any other party specified by such party, a statement in writing a certifying (i) that this Lease is unmodified and in full force and effect (or if there are modifications, that this Lease, is in full force and effect as modified, and stating the modifications) and (ii) the date to which the Rent payable by Tenant hereunder has been paid, and (b) stating whether or not to the best knowledge of Landlord or Tenant, as the case may be, the other party, is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default.

                                   ARTICLE 27
                             CONSENTS AND APPROVALS

      Section 27.1. Effect of Granting or Failure to Grant Approvals or Consents. The granting of any consent or approval by a party to perform any act requiring consent or approval under the terms of this Lease, or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not be deemed a waiver by the party whose consent was required, of its right to require such consent or approval for any further similar act. Each party hereby expressly covenants and warrants that, concerning matters requiring the other party's consent or approval under the terms of this Lease, the party seeking such consent or approval shall secure it for each and every happening for the event requiring such consent or approval, and shall not claim any waiver, on the part of the party whose consent was required, of the requirement to secure such consent or approval.

      Section 27.2. Remedy for Refusal to Grant Consent or Approval. Each party hereby waives any claim against the other party which it may have based upon any assertion that the other party has unreasonably withheld or unreasonably delayed any consent or approval, and each party agrees that its sole remedy shall be (i) an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment or (ii) to submit the dispute to arbitration in accordance with Article 31 below. In the event of a determination favorable to the party who requested the consent or approval in any of the proceedings set forth in (i) or (ii) of the preceding sentence, the requested consent or approval shall be deemed to have been granted; however, the other party shall have no personal or other liability to the requesting party for its refusal to give such consent or approval. The sole remedy for either party's unreasonably withholding or delaying of consent or approval shall be as set forth in this Section. Notwithstanding the foregoing, each party shall be entitled to such other remedies as shall be available to it at law or in equity in the event that the other party's unreasonable withholding of consent is determined to be arbitrary and capricious by a final judgment of a court of competent jurisdiction or by the arbitrator in any arbitration proceeding pursuant to Article 31 below.

                                   ARTICLE 28
                            SURRENDER AT END OF TERM

      (a) Upon the expiration of the Term, or upon a re-entry by Landlord upon the Premises pursuant to Article 21 hereof, Tenant, without any payment or allowance whatsoever by Landlord, shall surrender the Premises to Landlord in good order, condition and repair, reasonable wear and tear and damage caused by casualty which is the responsibility of Landlord to repair excepted, free and clear of all subleases, licenses and other occupancies, liens and encumbrances created by Tenant or by anyone claiming by or through Tenant. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises on the Expiration of the Term.

      (b) Tenant acknowledges that possession of the entire Premises must be surrendered to Landlord at the Expiration or sooner termination of the Term. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the entire Premises as aforesaid will be substantial, will exceed the amount of annual Base Rent and Additional Rent theretofore payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the entire Premises is not surrendered to Landlord upon the expiration or sooner termination of the Term, then notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the Term, for use and occupancy, Base Rent at (i) 125% of the final monthly rate specified in Section 2.2 for the first sixty (60) days that Tenant thus remains in possession, (ii) 150% of the final monthly rate specified in Section 2.2 for the next sixty (60) days that Tenant thus remains in possession and (iii) 200% thereafter, together with all Additional Rent payable hereunder (and Landlord may accept such amounts without in any way waiving its rights to require Tenant to vacate the Premises) and, in addition thereto, Tenant shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession for more than sixty (60) days following the expiration or sooner termination of the Term.

                                   ARTICLE 29
                               NO OTHER AGREEMENTS

      This Lease contains all the promises, agreements, conditions, inducements and understandings between Landlord and Tenant concerning the Premises and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them concerning the Premises other than the Consent to Sublet with respect to the Directrix Sublease of even date herewith among Landlord, Tenant and Directrix (the "Consent to Sublet"), and as expressly set forth herein.

                                   ARTICLE 30
                                 QUIET ENJOYMENT

      Landlord covenants that, as long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall and may (subject to the exceptions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the Term without molestation or disturbance by or from Landlord or any party claiming through Landlord.

                                   ARTICLE 31
                                   ARBITRATION

      Section 31.1. Notice. In cases where this Lease expressly provides for the settlement of a dispute or question by arbitration, and only in such cases, such dispute or question shall be determined by arbitration conducted in Los Angeles, California, before, and in accordance with, the applicable rules of the American Arbitration Association (the "AAA"), and judgment upon the award rendered may be entered in any court having jurisdiction thereof. In addition to any applicable requirements of the American Arbitration Association, the party desiring arbitration shall give notice to the other party (the "Arbitration Notice"), and in such Arbitration Notice such party shall set forth with particularity the dispute or question sought to be arbitrated, including the applicable lease provisions, as well as the requesting party's proposed resolution of the matter being arbitrated. Within ten (10) days after its receipt of the Arbitration Notice, the other party shall give a response notice to the requesting party (the "Response Notice"), setting forth such other party's proposed resolution of the matter being arbitrated.

      Section 31.2. Arbitration Procedure. (a) Each party shall, within ten (10) days after the giving of the Response Notice appoint an arbitrator and such party shall notify the other party of the name and address of the arbitrator so appointed; (b) if either party shall fail to make such appointment and to serve notice thereof within the time prescribed, then the appointment of an arbitrator on behalf of such party shall be made in the same manner as provided in clause
(c) below for the appointment of a third arbitrator in the case where the two arbitrators shall fail to agree upon such third arbitrator; (c) the arbitrators so appointed shall meet within ten (10) days after the second arbitrator is appointed and shall appoint a third arbitrator, and in the event of their failure to agree upon such third arbitrator within ten (10) days after the time prescribed, either party on behalf of both may request such appointment by the AAA, or, either party may apply to the Presiding Justice of the highest court in Los Angeles County for the appointment; and (d) within ten (10) after the appointment of the third arbitrator, the arbitrators shall by majority vote select the resolution proposed by the requesting party in the Arbitration Notice or the resolution proposed by the other party in the Response Notice. If any arbitrator shall die, become disqualified or incapacitated, or shall fail or refuse to act, before such matter shall have been determined, then, in place of such arbitrator, an arbitrator shall promptly be appointed in the same manner as the arbitrator who shall have died or become disqualified or incapacitated, or who shall have failed or refused to act. The fees and expenses of the arbitrators shall be borne by the party whose position shall not be sustained in the arbitration proceeding.

      Each arbitrator shall be a fit and impartial person having not less than ten (10) years' experience (during the immediately preceding ten (10) year period) in Los Angeles in the area which is the subject of the dispute.

      Section 31.3. Article 27 Arbitrations. In the event of an arbitration pursuant to Section 27.2, this Article 31 shall apply, except that the dispute shall be resolved by a single arbitrator jointly selected by the parties within five (5) business days after the giving of notice of arbitration by the party requesting arbitration to the other party, or if the parties are unable to agree on an arbitrator within such five (5) business day period, either party may request such appointment by the AAA or may apply to the Presiding Justice of the highest court in Los Angeles County for the appointment.

      Section 31.4. Article 15 Arbitrations. In the event of an arbitration pursuant to Article 15, this Article 31 shall apply, except that: (a) the dispute shall be resolved by a single arbitrator selected from the list attached hereto as Exhibit I, such selection to be made in the order set forth in such list, starting with the first person listed until an available arbitrator is appointed; and (b) each ten day time period set forth in Sections 31.1 and 31.2 shall be reduced to five (5) days.

      Section 31.5. Power of Arbitrators. The arbitrators shall have no power to vary or modify any of the provisions of this Lease.

                                   ARTICLE 32
                        INVALIDITY OF CERTAIN PROVISIONS

      If any term or provision of this Lease or the application thereof to any party or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                   ARTICLE 33
                              NO RECORDING OF LEASE

      Neither this Lease, nor any amendments hereto, may be recorded and any attempt by Tenant to record same shall, at Landlord's option, constitute a default hereunder; however, either party may, at its expense, record a short-form memorandum of lease, provided that the same discloses only the premises leased, the term of the Lease and Tenant's rights pursuant to Article 36 below.

                                   ARTICLE 34
                               CERTAIN DEFINITIONS

      Unless otherwise defined in this Lease, the terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental hereto, have the following meanings.

                  "Architect" shall mean any registered architect or
            architectural firm selected and paid by Tenant and approved by Landlord.

                  "Equipment" shall mean all fixtures and personal property
            incorporated in or attached to and used or usable in the operation of the Premises and shall include, but shall not be limited to, all machinery, apparatus, devices, motors, engines, dynamos, compressors, pumps, boilers and burners, heating, lighting, plumbing, ventilating, air cooling and air conditioning equipment; chutes, ducts, pipes, tanks, fittings, conduits and wiring; incinerating equipment; elevators, escalators and hoists; partitions, doors, cabinets, hardware; floor, wall and ceiling coverings of the public areas only; wash rooms, toilet and lavatory equipment; lobby decorations; windows, window washing hoists and equipment; communication equipment; and all additions or replacements thereof, excluding, however, any of the foregoing which are owned by occupants of the Premises or contractors engaged in maintaining same.

                  "Expiration Date" shall mean the date of the actual expiration of the Term as set forth in Article 1 hereof.

                  "Governmental Authority or Authorities" means the United
            States of America, the State of California, the City of Los Angeles and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof or any street, road, avenue or sidewalk comprising a part of, or in front of, the Premises.

                  "Landlord" on the Commencement Date, shall mean Kingston
            Andrita LLC, and thereafter, Landlord shall mean the fee owner of the Premises at the time in question.

                  "Lease" means this Agreement of Lease and all exhibits and schedules hereto and all amendments, modifications and supplements thereof.

                  "Requirements" shall mean any and all applicable present and future laws, rules, regulations or dues, ordinances, statutes, codes, executive orderse and requirements of all Governmental Authorities applicable to the Premises or any street, road, avenue or sidewalk comprising a part of, or in front of, the Premises (including, without limitation, the building codes and ordinances of the City of Los Angeles and the laws, rules, regulations, orders, ordinances, statutes, codes and requirements of any applicable Fire Rating Bureau or other body exercising similar functions).

                  "Tenant," on the Commencement Date, shall mean Playboy
            Entertainment Group, Inc., and thereafter, Tenant shall mean the holder of the leasehold interest created by this Lease at the time in question.

                  "Tenant Delay" means a delay incurred by Landlord due to
            changes to the Work Letter or Construction Drawings or any other plans required by Tenant or Directrix, the performance of any work by Tenant or Directrix or any other act or omission of Tenant or Directrix or any of their respective agents, servants, contractors or employees, of which Landlord shall have notified Tenant by notice given not later than seven (7) days after the occurrence thereof and which has the effect of delaying Landlord's performance of its obligations hereunder.

                  "Unavoidable Delay" means a delay incurred by Landlord or
            Tenant due to an act of God, an inability to obtain labor, equipment, supplies or materials due to governmental action, an enemy action, a civil commotion, an earthquake, a flood, a fire or other casualty, a war, hostilities, an invasion, an insurrection, a riot, mob violence, malicious mischief, sabotage, a strike of any labor union, a lockout, or other similar cause beyond the reasonable control of Landlord or Tenant (not including such party's insolvency or financial condition) of which the party affected by such Unavoidable Delay (the "affected party") shall have notified the other party by notice given not later than seven (7) days after the occurrence thereof and which has the effect of delaying the affected party's performance of its obligations hereunder, which Unavoidable Delay shall be deemed to continue only as long as the affected party shall be using reasonable efforts to minimize the effects thereof.

                                   ARTICLE 35
                                  MISCELLANEOUS

      Section 35.1. Captions. The captions of this Lease are for convenience of reference only, and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

      Section 35.2. Table of Contents. The Table of Contents is for the purpose of convenience of reference only, and is not to be deemed or construed in any way as part of this Lease or as supplemental hereto or amendatory hereof.

      Section 35.3. Reference to Landlord and Tenant. The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

      Section 35.4. Relationship of Landlord and Tenant. This Lease is not to be construed as creating a partnership or joint venture between the parties, it being the intention of the parties only to create a landlord and tenant relationship.

      Section 35.5. Person Acting on Behalf of a Party. If more than one party is named as or becomes Tenant hereunder, Landlord may require the signatures of all such parties in connection with any notice to be given or action to be taken hereunder by Tenant hereunder. Each party named as Tenant is fully liable for all of Tenant's obligations hereunder. Any notice by Landlord to any party named as Tenant is sufficient and has the same force and effect as though given to all parties named as Tenant.

      Section 35.6. Landlord's Liability. The liability of Landlord hereunder ("Landlord", for purposes of this Section, shall include any disclosed or undisclosed principal of Landlord, or any officer, director, manager, stockholder, partner, member or agent of Landlord or of any such principal) for damages or otherwise shall be limited to Landlord's interest in the Premises (and the proceeds of any sale of Landlord's interest in the Premises, as well as insurance and condemnation proceeds received by Landlord with respect to the Premises) and this Lease. Landlord shall not have any liability (personal or otherwise) hereunder beyond Landlord's interest in the Premises (and the proceeds of any sale of Landlord's interest in the Premises, as well as insurance and condemnation proceeds received by Landlord with respect to the Premises). No other property or assets of Landlord are subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies hereunder. The provisions of this Section shall survive the Expiration of the Term.

      Section 35.7. Landlord's Remedies Cumulative. Each right and remedy of Landlord provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease, or how or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

      Section 35.8. No Termination. Except as expressly provided in this Lease, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be a reduction or abatement of Rent for any reason or cause whatsoever, except that nothing in this Section 35.8 shall be deemed to constitute a waiver by Tenant of its right to claim a constructive eviction.

      Section 35.9. No Third Party Beneficiary. Nothing contained herein is intended to be for, or to inure to, the benefit of any party other than Landlord and Tenant and their successors and assigns, other than Directrix under the Directrix Sublease. No such other party is entitled, as a consequence of any term, condition, covenant or agreement contained in this Lease or of Landlord's or Tenant's failure to observe or perform the same, to seek, claim or recover damages or any other legal or equitable remedy against Landlord or Tenant.

      Section 35.10. Waiver, Modification, Etc. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, shall be changed, modified, altered, waived or terminated except by written instrument of change, modification, alteration, waiver or termination executed by the party against which enforcement of such covenant, agreement term or condition is sought. No waiver of any act which might constitute a default affects or alters this Lease, but each and every covenant, agreement, term and condition of this Lease continues in full force and effect with respect to any other then existing or subsequent default.

      Section 35.11. Governing Law. This Lease shall be governed, construed and interpreted in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of laws.

      Section 35.12. Successors and Assigns. The agreements, terms, covenants and conditions herein are binding upon, and inure to the benefit of, Landlord and Tenant and, except as otherwise provided herein, their respective successors and assigns.

      Section 35.13. Broker. Landlord represents that it dealt with First Property Realty Corporation and Lee & Associates (the "Brokers") in connection with its proposed acquisition of the Premises. Each party represents and warrants to the other that it has not dealt with the Brokers or with any other broker or person in connection with this Lease. The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation and any person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Article shall survive the Expiration Date.

      Section 35.14. Landlord as Contract Vendee. Tenant acknowledges that, on the date hereof, Landlord is the contract vendee of the Premises. If such contract is cancelled or terminated, Landlord shall give Tenant written notice thereof and, in such event, this Lease shall terminate immediately upon such cancellation or termination.

      Section 35.15. Submission not an Offer. Notwithstanding anything herein to the contrary, it is to be strictly understood and agreed that (X) the submission by Landlord to Tenant of any drafts of this Lease or any correspondence with respect thereto shall (i) be deemed submission solely for Tenant's consideration and not for acceptance and execution, (ii) have no binding force or effect,
(iii) not constitute an option for the leasing of the Premises or a lease or conveyance of the Premises by Landlord to Tenant and (iv) not confer upon Tenant or any other party any title or estate in the Premises, (Y) the terms and conditions of this Lease shall not be binding upon either party hereto in any way unless and until it is unconditionally executed and delivered by both parties in their respective sole and absolute discretion and all conditions precedent to the effectiveness thereof shall have been fulfilled or waived, and
(Z) if this Lease is not so executed and delivered for any reason whatsoever (including, without limitation, either party's willful or other refusal to do so or bad faith), neither party shall be liable to the other with respect to this Lease on account of any written or parol representations, negotiations, any legal or equitable theory (including, without limitation, part performance, promissory estoppel, or undue enrichment) or otherwise.

      Section 35.16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement.

      Section 35.17. Guaranty. As a material inducement to Landlord to enter into this Lease, simultaneously with the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord a guaranty of Tenant's obligations under this Lease from Playboy Enterprises, Inc. in the form of Exhibit M attached hereto.

                                   ARTICLE 36
                              RIGHT OF FIRST OFFER

      Section 36.1. Landlord to Offer Premises to Tenant. If at any time during the term of this Lease, Landlord shall desire to sell the entire Premises to an unrelated third party and provided that at the time that Landlord is obligated to deliver the Offer Notice no Event of Default shall then exist, Landlord shall first offer said Premises to Tenant for purchase by giving to Tenant a written notice specifying the purchase price and other material terms upon which Landlord desires to sell the Premises as well as the name of the title insurance company that will be designated by Landlord to hold the down payment in escrow to be applied toward the purchase price at closing (the "Escrow Holder") (such notice being the "Offer Notice"), and provided that Directrix shall then be the subtenant under the Sublease, Landlord shall simultaneously send a copy of the Offer Notice to Directrix at its then current address for notices under the Consent to Sublet.

      Section 36.2. Tenant's Exercise of Right. Provided that no Event of Default shall then exist, Tenant shall then have the right to purchase the Premises on the terms set forth in the Offer Notice by giving written notice of its exercise of such right to Landlord (the "Election Notice"), which notice must be received by Landlord within thirty (30) days after Tenant's receipt of the Offer Notice from Landlord, time being of the essence, and must be accompanied by a down payment equal to five percent (5%) of the purchase price, such down payment to be payable to the Escrow Holder. If Tenant shall give the Election Notice in a timely manner together with such down payment, the closing of the sale on the terms set forth in the Offer Notice shall take place no later than sixty (60) days after Landlord's receipt of the Election Notice and down payment (time being of the essence), except that Landlord shall have the right to extend such date in order to effect any tax free exchange which Landlord wishes to accomplish. In addition, as a condition to closing, all Base Rent and additional rent payable hereunder by Tenant through the date of closing must be paid in full at or before the closing. If Tenant fails to deliver the Election Notice or the down payment in a timely manner, Tenant shall be deemed to have rejected the offer to purchase the Premises. If Tenant properly and timely delivers the Election Notice and the down payment, but at the time of such delivery an Event of Default shall exist, Tenant shall be deemed to have rejected the offer to purchase the Premises. If Tenant properly and timely delivers the Election Notice and down payment but fails to close as required, Tenant's down payment shall be forfeited as liquidated damages and this Article 36 shall be null and void and of no further force or effect, and Landlord shall be free to transfer the Premises to any third party on any terms it desires without having to first offer the Premises for sale to Tenant.

      Section 36.3. Tenant's Additional Right. If after Tenant either rejects, or is deemed to have rejected, the offer set forth in the Offer Notice, Landlord desires to offer the Premises for sale at a purchase price that is more than five percent (5%) less than the purchase price stated in the Offer Notice, then Landlord must first give Tenant an additional Offer Notice in accordance with the procedures set forth above in this Article 37, and all of the above provisions shall apply with respect to such additional Offer Notice, except that if the new Offer Notice to Tenant is given not more than ninety (90) days after the previous Offer Notice to Tenant, then Tenant's time to deliver its Election Notice and down payment pursuant to such new Offer Notice shall be reduced to ten (10) days, time being of the essence.

      Section 36.4. Certain Transfers Excluded. Tenant's right of first offer set forth in this Article shall not apply to:

            (i) any sale or transfer of the Premises to a partnership, corporation, limited liability company, or other business entity or trust in which Landlord or any principal of Landlord has an interest of at least ten percent (10%);

            (ii) any sale or transfer of the Premises to the spouse or a relative of a principal of Landlord, or to a trust for the benefit of the spouse or a relative of a principal of Landlord;

            (iii) any sale or transfer which includes a real property or properties in addition to the Premises;

            (iv) any sale or transfer pursuant to a superior mortgage (including without limitation by foreclosure or deed in lieu of foreclosure); or

            (v) any transfer without consideration.

      Section 36.5. Right Terminates. Upon any sale of the Premises by Landlord to a third-party person or entity, or the transfer by Tenant of its interest in this Lease to a party other than an Affiliate of, or Successor to, Playboy Entertainment Group, Inc., Tenant's rights pursuant to this Article shall forever terminate.

      Section 36.6. Release. Upon the transfer of Landlord's interest in the Premises to Tenant pursuant to this Article 36, Landlord and Tenant each automatically shall be released from any and all liability under, or with respect to, this Lease and the Premises which first arises from and after the effective date of such transfer.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                        Landlord:

                                        KINGSTON ANDRITA LLC

                                        By: /s/ E. Peter Krulewitch
                                            ------------------------------------
                                            E. Peter Krulewitch

                                        Tenant:

                                        PLAYBOY ENTERTAINMENT GROUP, INC.

                                        By: /s/ James L. English
                                            ------------------------------------
                                            James L. English